                                 EXHIBIT 10.16



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                               CREDIT AGREEMENT

                                     among

                     ORTHODONTIC CENTERS OF AMERICA, INC.
                           and certain subsidiaries,
                                 as Borrowers,

                           THE LENDERS NAMED HEREIN,

                          FIRST UNION NATIONAL BANK,
                                   as Agent,

                             BANK OF AMERICA FSB,
                            as Documentation Agent,

                                      and

                                CITIBANK, N.A.,
                             as Syndication Agent

                 $100,000,000 Senior Revolving Credit Facility

                                  Arranged by
                          FIRST UNION CAPITAL MARKETS
                  A division of Wheat First Securities, Inc.

                          Dated as of October 8, 1998



================================================================================

                               TABLE OF CONTENTS
                                                                            Page

RECITALS.....................................................................  1

ARTICLE I.     DEFINITIONS...................................................  1
  1.1     Defined Terms......................................................  1
  1.2     Accounting Terms; Covenant Calculations............................ 21
  1.3     Other Terms; Construction.......................................... 21

ARTICLE II     AMOUNT AND TERMS OF THE LOANS................................. 22
  2.1     Commitments........................................................ 22
  2.2     Borrowings......................................................... 22
  2.3     Disbursements; Funding Reliance; Domicile of Loans................. 24
  2.4     Notes.............................................................. 25
  2.5     Termination and Reduction of Commitments........................... 25
  2.6     Mandatory Payments and Prepayments................................. 26
  2.7     Voluntary Prepayments.............................................. 28
  2.8     Interest........................................................... 28
  2.9     Fees............................................................... 30
  2.10    Interest Periods................................................... 30
  2.11    Conversions and Continuations...................................... 31
  2.12    Method of Payments; Computations................................... 32
  2.13    Recovery of Payments............................................... 34
  2.14    Use of Proceeds.................................................... 34
  2.15    Pro Rata Treatment................................................. 34
  2.16    Increased Costs; Change in Circumstances; Illegality; etc.......... 35
  2.17    Taxes.............................................................. 37
  2.18    Compensation....................................................... 39

ARTICLE III    LETTERS OF CREDIT............................................. 40
  3.1     Issuance........................................................... 40
  3.2     Notices............................................................ 41
  3.3     Participations..................................................... 41
  3.4     Reimbursement...................................................... 41
  3.5     Payment by Loans................................................... 42
  3.6     Payment to Lenders................................................. 43
  3.7     Obligations Absolute............................................... 43
  3.8     Cash Collateral Account............................................ 44
  3.9     Effectiveness...................................................... 45

ARTICLE IV     CONDITIONS OF BORROWING....................................... 45
  4.1     Conditions of Initial Borrowing.................................... 45
  4.2     Conditions of All Borrowings....................................... 49

ARTICLE V      REPRESENTATIONS AND WARRANTIES................................ 49
  5.1     Corporate Organization and Power................................... 50
  5.2     Authorization; Enforceability...................................... 50
  5.3     No Violation....................................................... 50

  5.4     Governmental and Third-Party Authorization; Permits................ 50
  5.5     Litigation......................................................... 51
  5.6     Taxes.............................................................. 51
  5.7     Subsidiaries....................................................... 51
  5.8     Full Disclosure.................................................... 52
  5.9     Margin Regulations................................................. 52
  5.10    No Material Adverse Change......................................... 52
  5.11    Financial Matters.................................................. 52
  5.12    Ownership of Properties............................................ 53
  5.13    ERISA.............................................................. 53
  5.14    Environmental Matters.............................................. 54
  5.15    Compliance With Laws............................................... 54
  5.16    Regulated Industries............................................... 55
  5.17    Insurance.......................................................... 55
  5.18    Material Contracts................................................. 55
  5.19    Pledge Agreements.................................................. 55
  5.20    Labor Relations.................................................... 55
  5.21    Year 2000 Compatibility............................................ 56
  5.22    Service Agreements................................................. 56
  5.23    Reimbursement...................................................... 57
  5.24    Fraud and Abuse.................................................... 57

ARTICLE VI     AFFIRMATIVE COVENANTS......................................... 57
  6.1     Financial Statements............................................... 58
  6.2     Other Business and Financial Information........................... 58
  6.3     Corporate Existence; Franchises; Maintenance of Properties......... 60
  6.4     Compliance with Laws............................................... 61
  6.5     Payment of Obligations............................................. 61
  6.6     Insurance.......................................................... 61
  6.7     Maintenance of Books and Records; Inspection....................... 61
  6.8     Managed Practices.................................................. 62
  6.9     Permitted Acquisitions............................................. 62
  6.10    Creation or Acquisition of Subsidiaries............................ 63
  6.11    Year 2000 Compatibility............................................ 64
  6.12    Further Assurances................................................. 64
  6.13    Post-Closing Matters............................................... 65

ARTICLE VII    FINANCIAL COVENANTS........................................... 65
  7.1     Leverage Ratio..................................................... 65
  7.2     Fixed Charge Coverage Ratio........................................ 65
  7.3     Consolidated Net Worth............................................. 65

ARTICLE VIII   NEGATIVE COVENANTS............................................ 66
  8.1     Merger; Consolidation.............................................. 66
  8.2     Indebtedness....................................................... 66
  8.3     Liens.............................................................. 68
  8.4     Disposition of Assets.............................................. 69
  8.5     Investments........................................................ 70

  8.6     Restricted Payments................................................ 71
  8.7     Transactions with Affiliates....................................... 72
  8.8     Lines of Business.................................................. 72
  8.9     Certain Amendments................................................. 72
  8.10    Limitation on Certain Restrictions................................. 72
  8.11    No Other Negative Pledges.......................................... 73
  8.12    Fiscal Year........................................................ 73

ARTICLE IX     EVENTS OF DEFAULT............................................. 73
  9.1     Events of Default.................................................. 73
  9.2     Remedies: Termination of Commitments, Acceleration, etc............ 76
  9.3     Remedies: Set-Off.................................................. 77

ARTICLE X      THE AGENT..................................................... 77
 10.1     Appointment........................................................ 77
 10.2     Nature of Duties................................................... 77
 10.3     Exculpatory Provisions............................................. 78
 10.4     Reliance by Agent.................................................. 78
 10.5     Non-Reliance on Agent and Other Lenders............................ 78
 10.6     Notice of Default.................................................. 79
 10.7     Indemnification.................................................... 79
 10.8     The Agent in its Individual Capacity............................... 80
 10.9     Successor Agent.................................................... 80
 10.10    Collateral Matters................................................. 81
 10.11    Issuing Lender..................................................... 81
 10.12    Co-Agents.......................................................... 81

ARTICLE XI     GUARANTY...................................................... 81
 11.1     Guaranty........................................................... 81
 11.2     Right of Set-Off................................................... 82
 11.3     No Subrogation..................................................... 82
 11.4     Amendments, etc.................................................... 83
 11.5     Guaranty Absolute and Unconditional................................ 83
 11.6     Reinstatement...................................................... 84
 11.7     Payments........................................................... 84

ARTICLE XII    MISCELLANEOUS................................................. 84
 12.1     Fees and Expenses.................................................. 85
 12.2     Indemnification.................................................... 85
 12.3     Governing Law; Consent to Jurisdiction............................. 86
 12.4     Waiver of Jury Trial............................................... 87
 12.5     Notices............................................................ 87
 12.6     Amendments, Waivers, etc........................................... 88
 12.7     Assignments, Participations........................................ 89
 12.8     No Waiver.......................................................... 91
 12.9     Successors and Assigns............................................. 92
 12.10    Survival........................................................... 92
 12.11    Severability....................................................... 92
 12.12    Construction....................................................... 92

 12.13    Confidentiality.................................................... 92
 12.14    Counterparts; Effectiveness........................................ 93
 12.15    Disclosure of Information.......................................... 93
 12.16    Judgment Currency.................................................. 93
 12.17    European Monetary Union............................................ 93
 12.18    Addition of Borrowers.............................................. 95
 12.19    Entire Agreement................................................... 95

                                   EXHIBITS

Exhibit A-1         Form of Dollar Note
Exhibit A-2         Form of Foreign Currency Note
Exhibit B-1         Form of Notice of Borrowing
Exhibit B-2         Form of Notice of Conversion/Continuation
Exhibit B-3         Form of Letter of Credit Notice
Exhibit C           Form of Compliance Certificate
Exhibit D           Form of Assignment and Acceptance
Exhibit E           Form of OCA Pledge Agreement
Exhibit F           Form of Intercompany Note
Exhibit G           Form of Subsidiary Guaranty
Exhibit H           Form of Joinder Agreement
Exhibit I           Form of Opinion of Waller Lansden Dortch & Davis, PLLC
Exhibit J           Form of Financial Condition Certificate


                                   SCHEDULES

Schedule 5.7        Subsidiaries
Schedule 5.18       Material Contracts
Schedule 8.2        Indebtedness
Schedule 8.3        Liens
Schedule 8.7        Transactions with Affiliates

                               CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of the 8th day of October, 1998 (this "Agreement"), is made among ORTHODONTIC CENTERS OF AMERICA, INC., a Delaware corporation with its principal offices in Ponte Vedra Beach, Florida ("OCA"), certain Foreign Subsidiaries (as hereinafter defined) of OCA that become parties hereto after the date hereof pursuant to SECTION 12.18 (collectively, together with OCA, the "Borrowers"), the banks and financial institutions listed on the signature pages hereto or that become parties hereto after the date hereof (collectively, the "Lenders"), FIRST UNION NATIONAL BANK ("First Union"), as agent for the Lenders (in such capacity, the "Agent"), BANK OF AMERICA FSB (in such capacity, the "Documentation Agent"), and CITIBANK, N.A. (in such capacity, the "Syndication Agent").

                                   RECITALS

     A. OCA has requested that the Lenders make available to OCA and the other Borrowers a revolving credit facility in the aggregate principal amount of $100,000,000. The Borrowers will use the proceeds of this facility to refinance certain existing indebtedness, to pay or reimburse certain fees and expenses in connection herewith and therewith, to finance certain acquisitions, and for working capital and general corporate purposes, all as more fully described herein.

     B. The Lenders are willing to make available to the Borrowers the credit facility described herein subject to and on the terms and conditions set forth in this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS

     1.1 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

     "Account Designation Letter" shall mean a letter from one or more Borrowers to the Agent, duly completed and signed by an Authorized Officer of each such Borrower and in form and substance satisfactory to the Agent, listing any one or more accounts to which any such Borrower may from time to time request the Agent to forward the proceeds of any Loans made hereunder.

     "Acquisition" shall mean any transaction or series of related transactions, consummated on or after the date hereof, by which OCA directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person resulting in OCA, directly or indirectly, having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

     "Acquisition Amount" shall mean, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid by OCA and its Subsidiaries in connection with such Acquisition, (ii) the Fair Market Value of all Capital Stock of OCA issued or given in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired by OCA and its Subsidiaries in connection with such Acquisition, (iv) all additional purchase price amounts in connection with such Acquisition in the form of earnouts and other contingent obligations that should be recorded as a liability on the balance sheet of OCA and its Subsidiaries or expensed, in either event in accordance with GAAP, Regulation S-X under the Securities Act of 1933, as amended, or any other rule or regulation of the Securities and Exchange Commission, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition, (vi) the amount of all transaction fees and expenses (including, without limitation, legal, accounting and finders' fees and expenses) incurred by OCA and its Subsidiaries in connection with such Acquisition and (vii) the aggregate fair market value of all other consideration given by OCA and its Subsidiaries in connection with such Acquisition. For purposes of this Agreement, all amounts included in calculating the Acquisition Amount with respect to any Acquisition for which the Acquisition Amount is payable or determinable in a currency other than Dollars shall be valued at the Dollar Equivalent thereof as of the relevant date of determination.

     "Adjusted Base Rate" shall mean, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus the Applicable Margin Percentage for Base Rate Loans as in effect at such time.

     "Adjusted Consolidated Indebtedness" shall mean, as of the last day of any fiscal quarter, the sum of (i) Consolidated Indebtedness as of such date and
(ii) the product of (A) Consolidated Lease Expense for the period of two consecutive fiscal quarters then ended and (B) sixteen (16).

     "Adjusted IBOR Rate" shall mean, at any time with respect to any Foreign Currency Loan, a rate per annum equal to the IBOR Rate as in effect at such time plus the Applicable Margin Percentage for Foreign Currency Loans as in effect at such time.

     "Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Margin Percentage for LIBOR Loans as in effect at such time.

     "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person "control" shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or (ii) the beneficial ownership of securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

     "Agent" shall mean First Union, in its capacity as Agent appointed under
ARTICLE X, and its successors and permitted assigns in such capacity.

     "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time.

     "Annualized Consolidated Cash Flow" shall mean, as of the last day of any fiscal quarter, the product of (i) Consolidated Cash Flow for the period of two consecutive fiscal quarters then ended and (ii) two (2).

     "Applicable Currency" shall mean (i) in the case of Dollar Loans, Dollars, and (ii) in the case of any Foreign Currency Loans, the Foreign Currency in which such Loans are to be made or maintained, as selected pursuant to the relevant Notice of Borrowing or Notice of Conversion/Continuation.

     "Applicable Margin Percentage" shall mean, at any time from and after the Closing Date, the applicable percentage (a) to be added to the Base Rate pursuant to SECTION 2.8 for purposes of determining the Adjusted Base Rate, (b) to be added to the IBOR Rate pursuant to SECTION 2.8 for purposes of determining the Adjusted IBOR Rate, (c) to be added to the LIBOR Rate pursuant to SECTION
2.8 for purposes of determining the Adjusted LIBOR Rate, and (d) to be used in calculating the commitment fee payable pursuant to SECTION 2.9(B), in each case as determined under the following matrix with reference to the Leverage Ratio:

                                                                      Applicable
                                                                        Margin
                                             Applicable             Percentage for              Applicable
                                               Margin              Foreign Currency               Margin
                                           Percentage for              Loans and              Percentage for
        Leverage Ratio                    Base Rate Loans             LIBOR Loans             Commitment Fee
        --------------                    ---------------             -----------             --------------
Greater than or equal to 2.5                 0.500%                    1.500%                    0.375%
 to 1.0

Greater than or equal to 2.0                 0.375%                    1.375%                    0.375%
 to 1.0 but less than 2.5 to 1.0

Greater than or equal to 1.5 to              0.250%                    1.250%                    0.250%
 1.0 but less than 2.0 to 1.0

Greater than or equal to 1.0 to              0.125%                    1.125%                    0.250%
 1.0 but less than 1.5 to 1.0

Less than 1.0 to 1.0                         0.000%                    1.000%                    0.250%

     On each Adjustment Date (as hereinafter defined), the Applicable Margin Percentage for all Loans and the commitment fee payable pursuant to SECTION 2.9(B) shall be adjusted effective as of such date (based upon the calculation of the Leverage Ratio as of the last day of the fiscal period to which such Adjustment Date relates) in accordance with the above matrix; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time OCA shall have failed to deliver the financial statements and a Compliance Certificate as required by SECTION 6.1(A) or SECTION 6.1(B), as the case may be, and SECTION 6.2(A), then at the election of the Required Lenders, at all times from and including the date on which such statements and Compliance Certificate are required to have been delivered to the date on which the same shall have been delivered, each Applicable Margin Percentage shall be determined in accordance with the above matrix as if the Leverage Ratio were greater than or equal to 2.5 : 1.0 (notwithstanding the actual Leverage Ratio). For purposes of this definition, "Adjustment Date" shall mean, with respect to any fiscal period of OCA beginning with the fiscal quarter ended September 30, 1998, the tenth (10th) day (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery by OCA in accordance with SECTION 6.1(A) or SECTION 6.1(B), as the case may be, of (i) financial statements as of the end of and for such fiscal period and (ii) a duly completed Compliance Certificate with respect to such fiscal period. Until the first Adjustment Date, each Applicable Margin Percentage shall be determined in accordance with the Leverage Ratio as set forth in the Compliance Certificate delivered on the Closing Date pursuant to
SECTION 4.1(K).

     "Applicable Number of Business Days" shall mean (i) with respect to all notices and determinations in connection with Foreign Currency Loans, four (4) Business Days (measured prior to the Local Time of the funding, payment or other event with respect to which such notice is given or determination made), (ii) with respect to all notices and determinations in connection with LIBOR Loans, three (3) Business Days, and (iii) with respect to all notices and determinations in connection with Base Rate Loans, one (1) Business Day.

     "Arranger" shall mean First Union Capital Markets, a division of Wheat First Securities, Inc.

     "Asset Disposition" shall mean any sale, assignment, transfer or other disposition by OCA or any of its Subsidiaries to any other Person (other than to OCA or to a Wholly Owned Subsidiary), whether in one transaction or in a series of related transactions, of any of its assets, business units or other properties (including any interests in property, whether tangible or intangible, and including Capital Stock of Subsidiaries), excluding (i) sales of inventory in the ordinary course of business, and (ii) the sale or exchange of used or obsolete equipment to the extent (y) the proceeds of such sale (1) are applied towards, or such equipment is exchanged for, replacement equipment or (2) do not exceed $25,000 in the aggregate for any fiscal quarter or (z) such equipment is no longer necessary for the operations of OCA or its applicable Subsidiary in the ordinary course of business.

     "Assignee" shall have the meaning given to such term in SECTION 12.7(A).

     "Assignment and Acceptance" shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Agent and OCA, in substantially the form of EXHIBIT D.

     "Authorized Officer" shall mean, with respect to any action of any Borrower specified herein, any officer of such Borrower duly authorized by resolution of its board of directors to take such action on its behalf, and whose signature and incumbency shall have been certified to the Agent by the secretary or an assistant secretary of such Borrower.

     "Bankruptcy Code" shall mean 11 U.S.C. (S)(S) 101 et seq., as amended from time to time, and any successor statute.

     "Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, and (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

     "Base Rate Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted Base Rate.

     "Borrowing" shall mean the incurrence by any Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to SECTION 2.11) on a single date of a group of Loans of a single Type and, in the case of Fixed Rate Loans, as to which a single Interest Period is in effect.

     "Borrowing Date" shall mean, with respect to any Borrowing, the date upon which such Borrowing is made.

     "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) or (iii) below, any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina are authorized or required by law to be closed, (ii) with respect to all notices and determinations in connection with, and payments in respect of, LIBOR Loans, any day described in clause (i) above that is also a day on which tradings are conducted in the London interbank Eurodollar market, and (iii) with respect to all notices and determinations in connection with, and payments in respect of, any Foreign Currency Loans, any day described in clauses (i) and (ii) that is also (y) not a legal holiday or a day on which banking institutions are authorized or required by law to close in the city of the country of issuance of the Applicable Currency where the relevant disbursement or payment office of the Agent or its applicable Correspondent is located and (z) a day on which tradings are conducted in the interbank market for the Applicable Currency.

     "Capital Expenditures" shall mean, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with GAAP, be included on the consolidated statement of cash flows of OCA and its Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including, without limitation, capital lease obligations); provided, however, that Capital Expenditures shall not include any such expenditures (i) for replacements and substitutions for capital assets, to the extent made with the proceeds of insurance, or (ii) made in connection with Permitted Acquisitions.

     "Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

     "Cash Collateral Account" shall have the meaning given to such term in
SECTION 3.8.

     "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 90 days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 90 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., (iii) time deposits and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's Ratings Services or at least A2 or the equivalent thereof by Moody's Investors Service, Inc., (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clause (i) above.

     "Closing Date" shall mean the date upon which the initial extensions of credit are made pursuant to this Agreement.

     "Collateral" shall mean all the assets, property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Pledge Agreements.

     "Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Annex A hereto or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to
SECTION 12.7(B) as such Lender's "Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of EXHIBIT C, together with a Covenant Compliance Worksheet.

     "Consolidated Cash Flow" shall mean, for any period, the aggregate of (i) Consolidated Net Income for such period, plus (ii) the sum of Consolidated Interest Expense, federal, state, local and other income taxes, depreciation, amortization of intangible assets, Consolidated Lease Expense, and extraordinary or nonrecurring losses (including in connection with the sale or write-down of assets) and other noncash expenses or charges (including in connection with any acquisition or purchase of assets) reducing income for such period, all to the extent taken into account in the calculation of Consolidated Net Income for such period, minus (iii) the sum of extraordinary or nonrecurring gains (including in connection with the sale or write-up of assets) and other noncash credits increasing income for such period, all to the extent taken into account in the calculation of Consolidated Net Income for such period.

     "Consolidated Fixed Charges" shall mean, for any period, the aggregate (without duplication) of the following, all determined on a consolidated basis for OCA and its Subsidiaries in accordance with GAAP for such period: (a) Consolidated Interest Expense for such period, (b) aggregate expense for federal, state, local and other income taxes for such period, (c) Capital Expenditures for such period, (d) Consolidated Lease Expense for such period,
(e) the aggregate (without duplication) of all scheduled payments of principal on Funded Debt required to have been made by OCA and its Subsidiaries during such period (whether or not such payments are actually made), and (f) the aggregate of all amounts paid by OCA or any of its Subsidiaries during such period as dividends or distributions in respect of its Capital Stock or to purchase, redeem, retire or otherwise acquire its Capital Stock.

     "Consolidated Interest Expense" shall mean, for any period, the sum (without duplication) of (i) total interest expense of OCA and its Subsidiaries for such period in respect of Funded Debt of OCA and its Subsidiaries (including, without limitation, all such interest expense accrued or capitalized during such period, whether or not actually paid during such period), determined on a consolidated basis in accordance with GAAP, (ii) all net amounts payable under or in respect of Hedge Agreements, to the extent paid or accrued by OCA and its Subsidiaries during such period, and (iii) all commitment fees and other ongoing fees in respect of Funded Debt (including the commitment fee provided for under SECTION 2.9(B) and the fees provided for under the Fee Letter) paid, accrued or capitalized by OCA and its Subsidiaries during such period.

     "Consolidated Lease Expense" shall mean, for any period, the aggregate (without duplication) of total lease and rental expense of OCA and its Subsidiaries for such period (including, without limitation, all such lease and rental expense accrued or capitalized during such period, whether or not actually paid during such period, including capital lease obligations), determined on a consolidated basis in accordance with GAAP (but excluding, in any event, amounts paid in respect of taxes, utilities, insurance, common area maintenance and other like charges associated with the lease and rental of real property).

     "Consolidated Net Income" shall mean, for any period, net income (or loss) for OCA and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Worth" shall mean, as of any date of determination, the net worth of OCA and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP but excluding any Disqualified Capital Stock.

     "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to OCA and its Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation of any Person shall be deemed to be an amount equal to the maximum amount of such Person's liability with respect to the stated or determinable amount of the primary obligation for which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

     "Correspondent" shall mean First Union National Bank, London branch, or any other financial institution designated by the Agent to act as its correspondent hereunder in respect of the disbursement and payment of Foreign Currency Loans.

     "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to EXHIBIT C.

     "Credit Documents" shall mean this Agreement, the Notes, the Letters of Credit, the Fee Letter, the Pledge Agreements, the Subsidiary Guaranty, the Intercompany Notes, any Hedge Agreement to which OCA and any Lender are parties and that is permitted or required to be entered into by OCA hereunder, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Agent or any Lender by or on behalf of OCA or any of its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

     "Debt Issuance" shall mean the issuance or sale by OCA or any of its Subsidiaries of any debt securities, whether in a public offering of such securities or otherwise.

     "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

     "Disqualified Capital Stock" shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or
(iii) above at any time on or prior to the first anniversary of the Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

     "Dollar Amount" shall mean (i) with respect to Dollars or an amount denominated in Dollars, such amount, and (ii) with respect to an amount denominated in a Foreign Currency, the Dollar Equivalent of such amount on the date contemplated by the applicable section of this Agreement.

     "Dollar Equivalent" shall mean (i) with respect to each Loan made or continued in a Foreign Currency, except as specifically provided otherwise herein, the amount of Dollars into which the Agent could, in accordance with its customary commercial practice from time to time in the applicable interbank foreign exchange market, convert such amount of Foreign Currency at the most favorable spot rate of exchange determined by the Agent to be available to it (inclusive of all reasonable and related costs of conversion, if any are actually incurred) at or about 11:00 a.m., Charlotte time, two (2) Business Days prior to the date such Loan is made or continued (or is to be made or continued), for purchase on such date, and (ii) with respect to any other amount denominated in a Foreign Currency (and, for purposes of SECTIONS 2.6(B) and 2.6(C), with respect to each Loan made or continued in a Foreign Currency), the amount of Dollars into which the Agent could convert such amount of Foreign Currency at the most favorable spot rate of exchange determined by the Agent to be available to it (inclusive of all reasonable and related costs of conversion, if any are actually incurred) as of the date of determination.

     "Dollar Loans" shall have the meaning given to such term in SECTION 2.1(A).

     "Dollar Notes" shall mean the promissory notes of OCA in substantially the form of EXHIBIT A-1, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Dollars" or "$" shall mean dollars of the United States of America.

     "Domestic Subsidiary" shall mean any Subsidiary of OCA that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

     "ECU" shall mean the currency basket from time to time used as the unit of account of the European Community as defined in European Council Regulation No. 3320/94.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "ERISA Affiliate" shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, OCA or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or
Section 4001 of ERISA.

     "ERISA Event" shall mean any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by OCA or any ERISA Affiliate from a Multiemployer Plan that results in liability under
Section 4201 or 4204 of ERISA, or the receipt by OCA or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by OCA or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by OCA or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against OCA or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon OCA or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of OCA or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by OCA or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which OCA or any of its ERISA Affiliates may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if OCA or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

     "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of $1,000,000,000, provided that such bank or other financial institution is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business and having total assets in excess of $500,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person approved by the Required Lenders, which approval shall not be unreasonably withheld.

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

     "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

     "Equity Issuance" shall mean the issuance, sale or other disposition by OCA or any of its Subsidiaries of its Capital Stock, any rights, warrants or options to purchase or acquire any shares of its Capital Stock or any other security or instrument representing, convertible into or exchangeable for an equity interest in OCA or any of its Subsidiaries; provided, however, that the term Equity Issuance shall not include (i) the issuance or sale of Capital Stock by any of the Subsidiaries of OCA to OCA or any other Subsidiary, provided that such Capital Stock is pledged to the Agent pursuant to a Pledge Agreement, (ii) any Capital Stock of OCA issued or sold in connection with any Permitted Acquisition and constituting all or a portion of the applicable purchase price, or (iii) any rights, options or other Capital Stock issued pursuant to bona fide employee stock option or purchase plans or arrangements approved by OCA's board of directors or upon the exercise of rights or options issued under any such plan or arrangement.

     "Euro" shall mean the monetary unit of participating member states of the European Union that adopt a single currency in accordance with the Treaty (whether such monetary unit is denominated or referred to as the "euro" or otherwise).

     "Event of Default" shall have the meaning given to such term in SECTION
9.1.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Fair Market Value" shall mean, with respect to any Capital Stock of OCA given in connection with an Acquisition, the value given to such Capital Stock for purposes of such Acquisition by the parties thereto, as determined in good faith pursuant to the relevant acquisition agreement or otherwise in connection with such Acquisition.

     "Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

     "Fee Letter" shall mean the letter from First Union to OCA, dated July 16, 1998, relating to certain fees payable by OCA in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

     "Financial Condition Certificate" shall mean a fully completed and duly executed certificate, substantially in the form of EXHIBIT J, together with the attachments thereto.

     "Financial Officer" shall mean, with respect to OCA, the chief financial officer, vice president - finance, principal accounting officer or treasurer of OCA.

     "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Annualized Consolidated Cash Flow as of such date to
(ii) the product of (A) Consolidated Fixed Charges for the period of two fiscal quarters then ending and (B) two (2).

     "Fixed Rate" shall mean the IBOR Rate or the LIBOR Rate, or both, as the context may require.

     "Fixed Rate Loans" shall mean any or all of the Foreign Currency Loans and the LIBOR Loans, as the context may require.

     "Foreign Currency" shall mean each of (i) British pounds sterling, Canadian dollars, French francs, German deutsche marks, Euros (if and when introduced pursuant to the Treaty), Mexican pesos and Japanese yen (so long as such currency is readily available and freely tradable and convertible into Dollars and the Lenders are able to enter into forward rate agreements to hedge against fluctuations in the exchange rate for such currency) and (ii) at the option of the Lenders, any other currency that is readily available and freely tradable and convertible into Dollars and the Lenders are able to enter into forward rate agreements to hedge against fluctuations in the exchange rate for such currency; provided that no such other currency under this clause (ii) shall be included as a Foreign Currency hereunder or referenced as an Applicable Currency in a Notice of Borrowing unless the applicable Borrower has first submitted a request to the Agent and the Lenders that such currency be so included and the Agent and the Lenders have agreed to such request in their sole discretion.

     "Foreign Currency Loan" shall have the meaning given to such term in
SECTION 2.1(B).

     "Foreign Currency Notes" shall mean the promissory notes of the applicable Borrowers in substantially the form of EXHIBIT A-2, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Foreign Currency Sublimit" shall mean $10,000,000 or, if less, the aggregate Commitments at the time of determination, as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "Foreign Subsidiary" shall mean any Subsidiary of OCA that is organized under the laws of any nation, state or jurisdiction other than the United States of America or any state thereof or the District of Columbia.

     "Funded Debt" shall mean, with respect to any Person, all Indebtedness for borrowed money of such Person that by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is renewable or extendible at the option of the debtor to a date more than one year from, the date of creation thereof (including an option of the debtor under a revolving credit or similar arrangement obligating the lender or lenders to extend credit over a period of one year or more), including any current maturities of such Indebtedness.

     "GAAP" shall mean generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of SECTION 1.2).

     "Governmental Authority" shall mean any domestic or foreign nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) the presence of which require investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedge Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

     "IBOR Rate" shall mean, with respect to each Foreign Currency Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest (rounded upward, if necessary, to the nearest 1/16 of one percentage point) appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, the rate of interest determined by the Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which deposits in the applicable Foreign Currency in immediately available funds are offered by First Union to first-tier banks in the interbank market for such Foreign Currency, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's Foreign Currency Loan comprising part of such Borrowing, by (ii) the amount equal to 1.00 minus the applicable Reserve Requirement (expressed as a decimal) for such Interest Period.

     "Inactive Subsidiary" shall have the meaning given to such term in SECTION 4.1(A).

     "Indebtedness" shall mean, with respect to any Person (without duplication), (i) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (viii) the net termination obligations of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date,
(ix) all Contingent Obligations of such Person and (x) all indebtedness referred to in clauses (i) through (ix) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

     "Intercompany Notes" shall mean, collectively, the intercompany notes made by the Subsidiaries, in substantially the form of EXHIBIT F, as amended, modified or supplemented from time to time.

     "Interest Period" shall have the meaning given to such term in SECTION
2.10.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Issuing Lender" shall mean First Union in its capacity as issuer of the Letters of Credit, and its successors in such capacity.

     "Joinder Agreement" shall mean a joinder agreement made by a Foreign Subsidiary and OCA in favor of the Agent and the Lenders, in substantially the form of EXHIBIT H, as amended, modified or supplemented from time to time.

     "LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

     "LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest (rounded upward, if necessary, to the nearest 1/16 of one percentage point) appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, the rate of interest determined by the Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, in each case under
(y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's LIBOR Loan comprising part of such Borrowing, by (ii) the amount equal to 1.00 minus the applicable Reserve Requirement (expressed as a decimal) for such Interest Period.

     "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder after the date hereof pursuant to SECTION 12.7, and their respective successors and assigns.

     "Lending Office" shall mean, with respect to any Lender, the office of such Lender designated as its "Lending Office" on its signature page hereto or in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to OCA and the Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to Fixed Rate Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

     "Letter of Credit Exposure" shall mean, with respect to any Lender at any time, such Lender's ratable share (based on the proportion that its Commitment bears to the aggregate Commitments at such time) of the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding at such time and (ii) the aggregate amount of all Reimbursement Obligations outstanding at such time.

     "Letter of Credit Notice" shall have the meaning given to such term in
SECTION 3.2.

     "Letters of Credit" shall have the meaning given to such term in SECTION
3.1.

     "Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Adjusted Consolidated Indebtedness as of such date to (ii) Annualized Consolidated Cash Flow as of such date.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

     "Licenses" shall mean any and all licenses (including provisional licenses), certificates of need, accreditations, permits, franchises, rights to conduct business, approvals (by a Governmental Authority or otherwise), consents, qualifications, operating authority and any other authorizations.

     "Limitation" shall mean a revocation, suspension, termination, impairment, probation, limitation, non-renewal, forfeiture, declaration of ineligibility, loss of status as a participating provider in a Third Party Payor Arrangement, and the loss of any other rights.

     "Loans" shall mean any or all of the Dollar Loans and Foreign Currency Loans, as the context may require.

     "Local Time" shall mean the local time in effect at the office of the applicable Correspondent in connection with any disbursements or payments of Loans by or through such Correspondent.

     "Managed Practice" shall mean any dentist, orthodontist, professional association, professional corporation, partnership or similar Person that, pursuant to a Service Agreement, provides dental or orthodontic services at a center, clinic or other facility operated by OCA or any of its Subsidiaries.

     "Margin Stock" shall have the meaning given to such term in Regulation U.

     "Material Adverse Change" shall mean a material adverse change in the condition (financial or otherwise), operations, business, performance, properties or assets of OCA and its Subsidiaries, taken as a whole.

     "Material Adverse Effect" shall mean a material adverse effect upon (i) the condition (financial or otherwise), operations, business, performance, properties or assets of OCA and its Subsidiaries, taken as a whole, (ii) the ability of any Borrower or any of its Subsidiaries to perform its obligations under this Agreement or any of the other Credit Documents to which it is a party or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Agent and the Lenders hereunder and thereunder.

     "Material Contract" shall have the meaning given to such term in SECTION 5.18.

     "Maturity Date" shall mean the fifth (5th) anniversary of the Closing Date.

     "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which OCA or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

     "Net Cash Proceeds" shall mean, in the case of any Equity Issuance or Debt Issuance, the aggregate cash payments received by OCA and its Subsidiaries less reasonable and customary fees and expenses (including underwriting discounts and commissions) incurred by OCA and its Subsidiaries in connection therewith.

     "Notes" shall mean any or all of the Dollar Notes and the Foreign Currency Notes, as the context may require.

     "Notice of Borrowing" shall have the meaning given to such term in SECTION 2.2(B).

     "Notice of Conversion/Continuation" shall have the meaning given to such term in Section 2.11(b).

     "OCA Pledge Agreement" shall mean a pledge agreement made by OCA and the Subsidiaries party thereto in favor of the Agent, in substantially the form of Exhibit E, as amended, modified or supplemented from time to time.

     "Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans, all Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by any Borrower to the Agent, any Lender, the Issuing Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

     "Participant" shall have the meaning given to such term in SECTION 12.7(D).

     "Permitted Acquisition" shall mean (a) any Acquisition with respect to which all of the following conditions are satisfied: (i) each business or assets thereof acquired shall be within (or any assets acquired shall be used within) the permitted lines of business described in SECTION 8.8, (ii) any Capital Stock given as consideration in connection therewith shall be Capital Stock of OCA,
(iii) in the case of an Acquisition involving the acquisition of control of Capital Stock of any Person, immediately after giving effect to such Acquisition such Person (or the surviving Person, if the Acquisition is effected through a merger or consolidation) shall be OCA or a Wholly Owned Subsidiary that is a Domestic Subsidiary, (iv) the Board of Directors or equivalent governing body of the Person whose Capital Stock or business is acquired shall have approved such Acquisition and such Acquisition shall not be "hostile," and (v) all of the conditions and requirements of SECTIONS 6.9(A) and 6.10 applicable to such Acquisition are satisfied; or (b) any other Acquisition to which the Required Lenders (or the Agent on their behalf, provided the Agent has received the consent of the Required Lenders) shall have given their prior written consent (which consent may be in their sole discretion and may be given subject to such additional terms and conditions as the Required Lenders shall establish) and with respect to which all of the conditions and requirements set forth in this definition and in SECTION 6.9, and in or pursuant to any such consent, have been completed to the satisfaction of, or waived in writing by, the Required Lenders (or the Agent on their behalf, provided the Agent has received the consent of the Required Lenders).

     "Permitted Liens" shall have the meaning given to such term in SECTION 8.3.

     "Person" shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

     "Plan" shall mean any "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which OCA or any ERISA Affiliate may have any liability.

     "Pledge Agreement" shall mean (i) the OCA Pledge Agreement and (ii) each other pledge agreement made by OCA or any Subsidiary with respect to the pledge of Capital Stock of any other Subsidiary, in substantially the form of EXHIBIT E (with such modifications as may be necessary or appropriate for each applicable foreign jurisdiction), as amended, modified or supplemented from time to time.

     "Prohibited Transaction" shall mean any transaction described in (i)
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

     "Projections" shall have the meaning given to such term in SECTION 5.11(B).

     "Register" shall have the meaning given to such term in SECTION 12.7(B).

     "Regulations D, T, U and X" shall mean Regulations D, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

     "Reimbursement Approvals" shall mean, with respect to all Third Party Payor Arrangements, any and all certifications, provider numbers, provider agreements, participation agreements, accreditations and any other similar agreements with or approvals by Governmental Authorities or other Persons.

     "Reimbursement Obligation" shall have the meaning given to such term in
SECTION 3.4.

     "Relevant Type" shall have the meaning given to such term in SECTION
2.16(C).

     "Reportable Event" shall mean (i) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code),
(ii) any such "reportable event" subject to advance notice to the PBGC under
Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

     "Required Lenders" shall mean the Lenders holding outstanding Loans and Unutilized Commitments (or, after the termination of the Commitments, outstanding Loans and Letter of Credit Exposure) representing at least a majority of the aggregate at such time of all outstanding Loans and Unutilized Commitments (or, after the termination of the Commitments, the aggregate at such time of all outstanding Loans and Letter of Credit Exposure).

     "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

     "Reserve Requirement" shall mean, with respect to any Interest Period, (i) in respect of any LIBOR Loan, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to First Union under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding, and (ii) in respect of any Foreign Currency Loan, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves), applicable to First Union under any applicable Requirement of Law established by any Governmental Authority having jurisdiction in respect of such Foreign Currency Loan or any category of liabilities that includes deposits by reference to which the interest rate on such Foreign Currency Loan is determined.

     "Responsible Officer" shall mean, with respect to any Borrower or any of its Subsidiaries, the president, the chief executive officer, the co-chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of such Borrower or Subsidiary, and any other officer or similar official thereof responsible for the administration of the obligations of the Borrower or such Subsidiary in respect of this Agreement and the other Credit Documents.

     "Service Agreement" shall mean any agreement or arrangement between OCA or any of its Subsidiaries and one or more Managed Practices pursuant to which OCA or such Subsidiary agrees to provide or arrange for comprehensive management, administrative and other non-medical support services to such Managed Practice or Practices in exchange for payment to OCA or such Subsidiary of a service, management or similar fee.

     "Stated Amount" shall mean, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

     "Subordinated Indebtedness" shall have the meaning given to such term in
SECTION 8.2.

     "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of OCA.

     "Subsidiary Guarantor" shall mean any Domestic Subsidiary of OCA that is a guarantor under the Subsidiary Guaranty.

     "Subsidiary Guaranty" shall mean a guaranty agreement made by the Subsidiary Guarantors in favor of the Agent and the Lenders, in substantially the form of EXHIBIT G, as amended, modified or supplemented from time to time.

     "Terminating Indebtedness" shall have the meaning given to such term in
SECTION 4.1(L).

     "Termination Date" shall mean the Maturity Date or such earlier date of termination of the Commitments pursuant to SECTION 2.5 or SECTION 9.2.

     "Third Party Payor Arrangements" shall mean any and all arrangements with Medicare, Medicaid, CHAMPUS and any other Governmental Authority or quasi-public agency, Blue Cross, Blue Shield, any managed care plans and organizations including, without limitation, health maintenance organizations and preferred provider organizations, private commercial insurance companies and any similar third party arrangements, plans or programs for payment or reimbursement in connection with health care services, products or supplies.

     "Treaty" shall mean the Treaty on European Union signed February 7, 1992.

     "Type" shall mean the type of Loan determined with regard to both the currency and interest rate option applicable thereto. Foreign Currency Loans denominated in different currencies shall be different Types of Loans.

     "Unfunded Pension Liability" shall mean, with respect to any Plan or Multiemployer Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

     "Unutilized Commitment" shall mean, with respect to any Lender at any time, such Lender's Commitment at such time less the sum of (i) the aggregate principal Dollar Amount of all Loans made by such Lender that are outstanding at such time and (ii) such Lender's Letter of Credit Exposure at such time.

     "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

     1.2 Accounting Terms; Covenant Calculations. Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them in accordance with GAAP. Notwithstanding anything to the contrary in this Agreement, for purposes of calculation of the financial covenants set forth in
ARTICLE VII, all accounting determinations and computations hereunder shall be made in accordance with GAAP as in effect as of the date of this Agreement applied on a basis consistent with the application used in preparing the most recent financial statements of OCA referred to in SECTION 5.11(A). In the event that any changes in GAAP after such date are required to be applied to OCA and would affect the computation of the financial covenants contained in ARTICLE VII, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes. Notwithstanding the foregoing or any other provision of this Agreement, the assets, liabilities, revenues, income, losses and other financial statement items of Subsidiaries of OCA that are not Subsidiary Guarantors shall not be taken into account in the calculation of the financial covenants set forth in ARTICLE VII.

     1.3 Other Terms; Construction. Unless otherwise specified or unless the context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto. All references herein to the Lenders or any of them shall be deemed to include the Issuing Lender unless specifically provided otherwise or unless the context otherwise requires.

                                  ARTICLE II

                         AMOUNT AND TERMS OF THE LOANS

     2.1 Commitments. (a) Each Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make revolving credit loans in Dollars (each, a "Dollar Loan," and collectively, the "Dollar Loans") to OCA, from time to time on any Business Day during the period from and including the Closing Date to but not including the Termination Date, provided that no Borrowing of Dollar Loans shall be made if, immediately after giving effect thereto:

          (i) the sum of (y) the aggregate principal Dollar Amount of Loans of such Lender outstanding at such time and (z) such Lender's Letter of Credit Exposure at such time would exceed its Commitment at such time; or

          (ii) the sum of (y) the aggregate principal Dollar Amount of Loans outstanding at such time and (z) the aggregate Letter of Credit Exposure of all Lenders at such time would exceed the aggregate Commitments at such time.

     Subject to and on the terms and conditions of this Agreement, OCA may borrow, repay and reborrow Dollar Loans.

     (b) Each Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make revolving credit loans in any Foreign Currency (each, a "Foreign Currency Loan," and collectively, the "Foreign Currency Loans") to any Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the Termination Date, provided that no Borrowing of Foreign Currency Loans shall be made if, immediately after giving effect thereto:

          (i) the sum of (y) the aggregate principal Dollar Amount of Loans of such Lender outstanding at such time and (z) such Lender's Letter of Credit Exposure at such time would exceed its Commitment at such time;

          (ii) the sum of (y) the aggregate principal Dollar Amount of Loans outstanding at such time and (z) the aggregate Letter of Credit Exposure of all Lenders at such time would exceed the aggregate Commitments at such time; or

          (iii) the aggregate principal Dollar Amount of Foreign Currency Loans outstanding at such time would exceed the Foreign Currency Sublimit.

     Subject to and on the terms and conditions of this Agreement, each Borrower may borrow, repay and reborrow Foreign Currency Loans.

     2.2 Borrowings. (a) Subject to the terms and conditions of this Agreement, Dollar Loans shall at the option of OCA be either Base Rate Loans or LIBOR Loans, provided that (i) all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type (with regard to both currency and interest rate option, in the case of Foreign Currency Loans), and (ii) no Borrowing of LIBOR Loans may be made at any time prior to the third (3rd) Business Day after the Closing Date, and no Borrowing of Foreign Currency Loans may be made at any time prior to the fourth (4th) Business Day after the Closing Date.

     (b) In order to make a Borrowing (other than Borrowings involving continuations or conversions of outstanding Fixed Rate Loans, which shall be made pursuant to Section 2.11), the applicable Borrower will give the Agent written notice not later than 11:00 a.m., Charlotte time, the Applicable Number of Business Days prior to each Borrowing; provided, however, that requests for the Borrowing of any Loans to be made on the Closing Date may, at the discretion of the Agent, be given later than the times specified hereinabove. Each such notice (each, a "Notice of Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT B-1 and shall specify (1) the aggregate principal amount and initial Type of the Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of Fixed Rate Loans, the initial Interest Period to be applicable thereto, (3) in the case of a Borrowing of Foreign Currency Loans, the applicable Foreign Currency, and (4) the requested date of such Borrowing (the "Borrowing Date"), which shall be a Business Day. Upon its receipt of a Notice of Borrowing, the Agent will promptly notify each Lender of the proposed Borrowing. Notwithstanding anything to the contrary contained herein:

          (i) the aggregate principal amount of each Borrowing comprised of Base Rate Loans shall not be less than $500,000 or, if greater, an integral multiple of $100,000 in excess thereof (or, if less, in the amount of the aggregate Unutilized Commitments); the aggregate principal amount of each Borrowing comprised of LIBOR Loans shall not be less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and the aggregate principal amount of each Borrowing comprised of Foreign Currency Loans shall not be less than a Dollar Amount of $1,000,000;

          (ii) no more than $5,000,000 in aggregate Dollar Amount of proceeds from any Borrowing may be used to fund the Acquisition Amount (in whole or in part) in connection with any single Permitted Acquisition (provided that, in connection with any request to the Required Lenders for their approval of an Acquisition as a Permitted Acquisition pursuant to SECTION 6.9(C), the Borrower may also request that the Lenders permit a Borrowing in excess of $5,000,000 to fund all or a portion of the Acquisition Amount in connection therewith); and

          (iii) if the applicable Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of Fixed Rate Loans, then such Borrower shall be deemed to have selected an Interest Period with a duration of one month.

     (c) In the case of each Borrowing of Dollar Loans, not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, each Lender will make available to the Agent at its office referred to in SECTION 12.5 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Dollar Loan to be made by such Lender. To the extent the Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to OCA in accordance with SECTION 2.3(A) and in like funds as received by the Agent. In the case of each Borrowing of Foreign Currency Loans, not later than 10:00 a.m., Local Time, on the requested Borrowing Date, each Lender will make available to the Agent at the office of its applicable Correspondent (or at such other location as the Agent may designate) an amount, in the applicable Foreign Currency and in immediately available funds, equal to the amount of the Foreign Currency Loan to be made by such Lender. To the extent the Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the applicable Borrower in accordance with SECTION 2.3(A) and in like funds as received by the Agent.

     2.3 Disbursements; Funding Reliance; Domicile of Loans. (a) Each Borrower hereby authorizes the Agent and each Correspondent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of its Authorized Officers, provided that neither the Agent nor any Correspondent shall be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter.
Each Borrower may at any time deliver to the Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

     (b) Unless the Agent has received, prior to the applicable funding deadline as set forth in SECTION 2.2(C), on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Agent such Lender's ratable portion of the relevant Borrowing, the Agent may assume that such Lender has made such portion available to the Agent in immediately available funds on such Borrowing Date in accordance with the applicable provisions of SECTION 2.2(C), and the Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the applicable Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such portion available to the Agent, and the Agent shall have made such corresponding amount available to the applicable Borrower, such Lender, on the one hand, and the applicable Borrower, on the other, severally agree to pay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Agent, (i) in the case of such Lender, (y) with respect to any Borrowing of Dollar Loans, at the Federal Funds Rate, and (z) with respect to any Borrowing of Foreign Currency Loans, at the Agent's average daily cost of carrying such amount, and (ii) in the case of such Borrower, at the rate of interest applicable at such time to the Type of Loans comprising such Borrowing, as determined under the provisions of SECTION 2.8. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.
The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

     (c) Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

     2.4 Notes. (a) The Loans made by each Lender shall be evidenced (i) in the case of Dollar Loans, by a Dollar Note appropriately completed in substantially the form of EXHIBIT A-1, and (ii) in the case of Foreign Currency Loans, by a Foreign Currency Note appropriately completed in substantially the form of EXHIBIT A-2.

     (b) Each Dollar Note issued to a Lender shall (i) be executed by OCA, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date (or, in the case of a Dollar Note issued after the Closing Date, dated the effective date of the applicable Assignment and Acceptance), (iv) be in a stated principal amount equal to such Lender's Commitment, (v) bear interest in accordance with the provisions of Section 2.8, as the same may be applicable from time to time to the applicable Type of Dollar Loans made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

     (c) Each Foreign Currency Note issued to a Lender shall (i) be executed by the applicable Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date (or, in the case of a Foreign Currency Note issued after the Closing Date, dated the effective date of the applicable Assignment and Acceptance), (iv) be in a stated principal amount equal to such Lender's ratable share of the Foreign Currency Sublimit, (v) bear interest in accordance with the provisions of SECTION 2.8, as the same may be applicable from time to time to the applicable Type of Foreign Currency Loans made by such Lender, and
(vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

     (d) Each Lender will record on its internal records the amount and Type of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount and Type of the Loans evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Acceptance relating to such transfer; provided, however, that the failure of any Lender to make any such recordation or provide any such information, or any error therein, shall not affect any Borrower's obligations under this Agreement or the Notes.

     2.5 Termination and Reduction of Commitments. (a) The Commitments shall be automatically and permanently terminated on the Termination Date (or on October 31, 1998, but only if the Closing Date shall not have occurred on or prior to such date).

     (b) At any time and from time to time after the date hereof, upon not less than five (5) Business Days' prior written notice to the Agent, OCA may terminate in whole or reduce in part the aggregate Unutilized Commitments and/or the Foreign Currency Sublimit, provided that any such partial reduction shall be in an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple thereof. The amount of any termination or reduction made under this subsection (b) may not thereafter be reinstated.

     (c) Each reduction of the Commitments or the Foreign Currency Sublimit pursuant to this Section shall be applied ratably among the Lenders according to their respective Commitments or ratable share (based on their respective Commitments) of the

Foreign Currency Sublimit, as the case may be. To the extent that the aggregate Commitments are reduced to an amount lower than the Foreign Currency Sublimit pursuant to this Section, there shall be a corresponding permanent reduction of the Foreign Currency Sublimit to the amount of the aggregate Commitments as so reduced.

     2.6 Mandatory Payments and Prepayments. (a) Except to the extent due or paid sooner pursuant to the provisions of this Agreement, (i) the aggregate outstanding principal amount of each Borrowing of Foreign Currency Loans shall be due and payable in full on the last day of the Interest Period applicable thereto; provided, however, that the Borrower may, subject to the provisions of
SECTION 2.11, continue all or a portion of such outstanding principal amount of such Foreign Currency Loans for an additional Interest Period in the same Foreign Currency, and to the extent that any such Foreign Currency Loans are not continued for an additional Interest Period as provided in such Section, the Borrower will repay the principal amount thereof not so continued (together with interest thereon) on the last day of the Interest Period applicable thereto; and
(ii) the aggregate outstanding principal amount of all the Loans shall be due and payable in full on the Maturity Date. Each payment of a Foreign Currency Loan made pursuant to the provisions of this subsection (a) shall be made in the Foreign Currency in which such Foreign Currency Loan was made, as set forth more particularly in SECTION 2.12(A), and shall be made in an amount (denominated in the applicable Foreign Currency) equal to the outstanding amount (denominated in such Foreign Currency) of such Foreign Currency Loan, i.e. without adjustment to the Dollar Equivalent of such outstanding amount; provided, however, that upon request by the applicable Borrower and subsequent approval of all of the Lenders, any such payment may be made in the Dollar Equivalent of such amount, determined as of the date of payment, as provided in SECTION 2.12(A).

     (b) In the event that, at any time, the sum of (y) the aggregate principal Dollar Amount of Loans outstanding at such time and (z) the aggregate Letter of Credit Exposure of all Lenders at such time shall exceed the aggregate Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrowers will immediately prepay the outstanding principal amount of the Loans in the Dollar Amount of such excess; provided that, to the extent such excess amount is greater than the aggregate principal amount of Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Agent and held in the Cash Collateral Account as cover for Letter of Credit Exposure, as more particularly described in SECTION 3.8, and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount.

     (c) In the event that, at any time, the aggregate principal Dollar Amount of Foreign Currency Loans outstanding at such time shall exceed the Foreign Currency Sublimit at such time (after giving effect to any concurrent termination or reduction thereof), the Borrowers will immediately prepay the outstanding principal amount of the Foreign Currency Loans in the Dollar Amount of such excess.

     (d) Promptly upon (and in any event not later than two (2) Business Days after) receipt thereof by OCA or any Subsidiary, the Borrowers will prepay the outstanding principal amount of the Loans in an amount equal to 50% of the Net Cash Proceeds from any Equity Issuance or 100% of the Net Cash Proceeds from any Debt Issuance, and in connection therewith OCA will deliver to the Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of OCA in form and substance satisfactory to the Agent and setting forth the calculation of such Net Cash Proceeds.

     (e) Not later than ninety (90) days after receipt thereof by OCA or any Subsidiary (and in any event promptly upon a determination not to acquire additional assets or properties or otherwise to reinvest in their businesses), the Borrowers will prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds from any Asset Disposition (less any amounts thereof theretofore expended to acquire assets or properties or otherwise reinvested in their businesses), and in connection therewith OCA will deliver to the Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of OCA in form and substance satisfactory to the Agent and setting forth the calculation of such Net Cash Proceeds. Notwithstanding the foregoing, nothing in this subsection shall be deemed to permit any Asset Disposition not expressly permitted under SECTION 8.4.

     (f) Each prepayment of the Loans made pursuant to subsection (d) or (e) above shall be applied (i) first, to reduce the outstanding principal amount of the Loans (but without any corresponding reduction to the Commitments), and (ii) second, to the extent of any excess remaining after application as provided in clause (i) above, to pay any outstanding Reimbursement Obligations, and thereafter to cash collateralize Letter of Credit Exposure pursuant to SECTION
3.8. Each payment or prepayment pursuant to the provisions of this Section shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each, and in the case of prepayments pursuant to subsection (b), (d) or (e) above shall be applied, as among the Loans, (x) first, to prepay all Base Rate Loans, (y) second, to the extent of any excess remaining after application as provided in clause (x) above, to prepay all LIBOR Loans (and as among LIBOR Loans, first to prepay those LIBOR Loans, if any, having Interest Periods ending on the date of such prepayment), and (z) third, to the extent of any excess remaining after application as provided in clauses (x) and (y) above, to prepay all Foreign Currency Loans in an amount equal to the Dollar Amount of such excess (and as among Foreign Currency Loans, first to prepay those Foreign Currency Loans, if any, having Interest Periods ending on the date of such prepayment).

     (g) Each payment or prepayment of a Fixed Rate Loan made pursuant to the provisions of this Section on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under
SECTION 2.18 to be paid as a consequence thereof.

     (h) For purposes of subsections (b) and (c) above, and notwithstanding any other provision of this Agreement, the Agent shall calculate the Dollar Equivalent of each Foreign Currency Loan (i) in connection with the making or continuation of such Foreign Currency Loan, as of the date such Foreign Currency Loan is so made or continued, and (ii) on the Termination Date. Notwithstanding the foregoing, the Agent may in its sole discretion, but unless requested in writing to do so by the Required Lenders shall not be required to, calculate the Dollar Equivalent of any Foreign Currency Loan or other amount at any other time for purposes of determining compliance with the provisions of subsections (b) and (c) above.

     2.7 Voluntary Prepayments. (a) At any time and from time to time, each Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Agent not later than 11:00 a.m., Charlotte time, the Applicable Number of Business Days prior to each intended prepayment, provided that (i) each partial prepayment of Base Rate Loans shall be in an aggregate principal amount of not less than $500,000 or, if greater, an integral multiple of $100,000 in excess thereof; each partial prepayment of LIBOR Loans shall be in an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and each partial prepayment of Foreign Currency Loans shall be in an aggregate principal Dollar Amount of not less than $1,000,000, (ii) no partial prepayment of Fixed Rate Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining Fixed Rate Loans under such Borrowing to a Dollar Amount of less than (y) in the case of LIBOR Loans, $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (z) in the case of Foreign Currency Loans, $1,000,000, and (iii) unless made together with all amounts required under SECTION 2.18 to be paid as a consequence of such prepayment, a prepayment of a Fixed Rate Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and Type of the Loans to be prepaid (and, in the case of Fixed Rate Loans, the Borrowing pursuant to which made and the Interest Period applicable thereto), and shall be irrevocable and shall bind such Borrower to make such prepayment on the terms specified therein. Each prepayment of the Loans made pursuant to this Section shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each. Loans prepaid pursuant to this Section may be reborrowed, subject to the terms and conditions of this Agreement.

     2.8 Interest. (a) Each Borrower will pay interest in respect of the unpaid principal amount of each Loan made to it, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Base Rate, as in effect from time to time during such periods as such Loan is a Base Rate Loan, (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan, and (iii) at the Adjusted IBOR Rate, as in effect from time to time during such periods as such Loan is a Foreign Currency Loan.

     (b) Upon the occurrence and during the continuance of any default by any Borrower in the payment of any principal of or interest on any Loan, any fees or other amount hereunder when due (whether at maturity, pursuant to acceleration or otherwise), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Adjusted Base Rate, the Adjusted LIBOR Rate or the Adjusted IBOR Rate) plus 2% (or, in the case of fees and other amounts, at the Adjusted Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against any applicable Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

     (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

          (i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of SECTION 2.6, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided, that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

          (ii) in respect of each Fixed Rate Loan (including any Fixed Rate Loan or portion thereof paid or prepaid pursuant to the provisions of
     SECTION 2.6, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (iv) in SECTION 2.10) and (z) in addition, in the case of a Fixed Rate Loan with an Interest Period having a duration of six months, on the date three months after the first day of such Interest Period; provided, that in the event all Fixed Rate Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such Fixed Rate Loans shall be payable together with such repayment or prepayment on the date thereof; and

          (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

     (d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

     (e) The Agent shall promptly notify OCA and the Lenders upon determining the interest rate for each Borrowing of Fixed Rate Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Agent to provide the applicable Borrower or the Lenders with any such notice shall neither affect any obligations of such Borrower or the Lenders hereunder nor result in any liability on the part of the Agent to such Borrower or any Lender. Each such determination (including each determination of the applicable Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

     2.9  Fees.  OCA agrees to pay:

     (a) To the Agent, for its own account, on the Closing Date, the fee described in paragraph (2) of the Fee Letter, in the amount agreed to between the Arranger and OCA;

     (b) To the Agent, for the account of each Lender, a commitment fee for each calendar quarter (or portion thereof) for the period from the date of this Agreement to the Termination Date, at a per annum rate equal to the Applicable Margin Percentage in effect for such fee from time to time during such quarter, on such Lender's ratable share (based on the proportion that its Commitment bears to the aggregate Commitments) of the average daily aggregate Unutilized Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and
(ii) on the Termination Date;

     (c) To the Agent, for the account of each Lender, a letter of credit fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Margin Percentage in effect from time to time during such quarter for Loans that are maintained as LIBOR Loans, on such Lender's ratable share (based on the proportion that its Commitment bears to the aggregate Commitments) of the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Termination Date and the date of termination of the last outstanding Letter of Credit;

     (d) To the Issuing Lender, for its own account, a facing fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate of 0.125% on the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears
(i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Termination Date and the date of termination of the last outstanding Letter of Credit; and

     (e) To the Agent, for its own account, the annual administrative fee described on page 2 of the Fee Letter, on the terms, in the amount and at the times set forth therein.

     2.10 Interest Periods. Concurrently with the giving of a Notice of Borrowing or Notice of Conversion/Continuation in respect of any Borrowing comprised of (y) Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, or (z) Foreign Currency Loans in any Foreign Currency to be continued as Foreign Currency Loans in the same Foreign Currency, the applicable Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans or Foreign Currency Loans, as the case may be, which Interest Period shall, at the option of such Borrower, be a one, two, three or six-month period; provided, however, that:

          (i) all Fixed Rate Loans comprising a single Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Fixed Rate Loan shall commence on the date of the Borrowing of such Fixed Rate Loan (including the date of any continuation of, or conversion into, such Fixed Rate Loan), and each successive Interest Period applicable to such Fixed Rate Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) Fixed Rate Loans may not be outstanding under more than eight
     (8) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

          (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

          (v) the Borrowers may not select any Interest Period that begins prior to the third (3rd) Business Day after the Closing Date (with respect to LIBOR Loans) or the fourth (4th) Business Day after the Closing Date (with respect to Foreign Currency Loans) or that expires after the Maturity Date; and

          (vi) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month.

     2.11 Conversions and Continuations. (a) The Borrowers shall have the right, on any Business Day occurring on or after the Closing Date, to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans into LIBOR Loans, or to convert any LIBOR Loans the Interest Periods for which end on the same day into Base Rate Loans, or (ii) upon the expiration of any Interest Period, (A) to continue all or a portion of the outstanding principal amount of any LIBOR Loans, the Interest Periods for which end on the same day, for an additional Interest Period, or (B) to continue all or a portion of the outstanding principal amount of any Foreign Currency Loans in any Foreign Currency, the Interest Periods for which end on the same day, for an additional Interest Period as Foreign Currency Loans in the same Foreign Currency, provided that (x) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $500,000 or, if greater, an integral multiple of $100,000 in excess thereof; any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans, shall involve an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; any such continuation of Foreign Currency Loans shall involve an aggregate principal Dollar Amount of not less than $1,000,000; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (y) except as otherwise provided in SECTION 2.16(D), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the applicable Borrower will pay, upon such conversion, all amounts required under SECTION 2.18 to be paid as a consequence thereof), and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of Fixed Rate Loans shall be permitted during the continuance of a Default or Event of Default.

     (b) The applicable Borrower shall make each such election by giving the Agent written notice not later than 11:00 a.m., Charlotte time, the Applicable Number of Business Days prior to the intended effective date of any such conversion or continuation. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of EXHIBIT B-2 and shall specify (w) the date of such conversion or continuation (which shall be a Business Day), (x) in the case of a conversion of Base Rate Loans into, or a continuation of, LIBOR Loans, or a continuation of Foreign Currency Loans, the Interest Period to be applicable thereto, (y) in the case of a continuation of Foreign Currency Loans, the applicable Foreign Currency, and
(z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Lender of the proposed conversion or continuation. In the event that the applicable Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding Fixed Rate Loans, such Fixed Rate Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof), and if such Fixed Rate Loans were Foreign Currency Loans, any such Base Rate Loans shall be in an aggregate principal amount equal to the aggregate principal Dollar Amount of such Fixed Rate Loans. In the event the applicable Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the Interest Period to be applicable to any conversion into, or continuation of, Fixed Rate Loans, then such Borrower shall be deemed to have selected an Interest Period with a duration of one month.

     2.12 Method of Payments; Computations.  (a)  All payments by the
Borrowers hereunder shall be made without setoff, counterclaim or other defense and in immediately available funds to the Agent, for the account of the Lenders entitled to such payment (except as otherwise expressly provided herein as to payments required to be made directly to the Issuing Lender and the Lenders),
(i) in the case of payments of principal and interest with respect to any Dollar Loan and all payments of fees, expenses and any other amounts due hereunder or under any other Credit Document (except as set forth in clause (ii) below with respect to Foreign Currency Loans),in Dollars, to the Agent at its office referred to in SECTION 12.5, prior to 12:00 noon, Charlotte time, on the date payment is due, and (ii) in the case of payments of principal and interest with respect to any Foreign Currency Loan, in the Foreign Currency in which such Foreign Currency Loan was made (or, with the approval of all of the Lenders, in the Dollar Equivalent of the amount of such payment, determined as of the date of payment), to the Agent at the office of the applicable Correspondent, prior to 12:00 noon, Local Time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte time (or Local Time, as the case may be) shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of Fixed Rate Loans to which the provisions of clause (iv) in SECTION 2.10 are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

     (b) The Agent will distribute to the Lenders like amounts relating to payments made to the Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time (in the case of payments denominated in Dollars) or Local Time (in the case of payments denominated in a Foreign Currency), in immediately available funds, the Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte time (in the case of payments denominated in Dollars) or Local Time (in the case of payments denominated in a Foreign Currency), or in other than immediately available funds, the Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). The Agent will distribute to the Issuing Lender like amounts relating to payments made to the Agent for the account of the Issuing Lender in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

     (c) Unless the Agent shall have received written notice from the applicable Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent, and without limiting the obligation of such Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Agent, (y) with respect to any amount denominated in Dollars, at the Federal Funds Rate, and (z) with respect to any amount denominated in a Foreign Currency, at the Agent's average daily cost of carrying such amount.

     (d) All computations of interest and fees hereunder (including computations of the applicable Reserve Requirement) shall be made on the basis of a year consisting of (i) in the case of interest on Base Rate Loans and Foreign Currency Loans denominated in British pounds sterling, 365 or 366 days, as the case may be, and (ii) in all other instances, 360 days, and in each case, the actual number of days (including the first day, but excluding the last day) elapsed.

     2.13 Recovery of Payments. (a) Each Borrower agrees that to the extent such Borrower makes a payment or payments to or for the account of the Agent, any Lender or the Issuing Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

     (b) If any amounts distributed by the Agent to any Lender are subsequently returned or repaid by the Agent to any Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Agent, pay the Agent such amount. If any such amounts are recovered by the Agent from any Borrower or its representative or successor in interest, the Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

     2.14 Use of Proceeds. The proceeds of the Loans shall be used (i) first, to repay the Terminating Indebtedness in full, (ii) second, to pay or reimburse reasonable transaction fees and expenses in connection with the closing of the transactions contemplated hereby, and (iii) thereafter, for working capital and general corporate purposes and in accordance with the terms and provisions of this Agreement (including to finance Permitted Acquisitions in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions set forth in SECTION 6.9).

     2.15 Pro Rata Treatment. (a) All fundings, continuations and conversions of Loans shall be made by the Lenders pro rata on the basis of their respective Commitments (in the case of the initial funding of Loans pursuant to SECTION 2.2) or on the basis of their respective outstanding Loans (in the case of continuations and conversions of Loans pursuant to SECTION 2.11, and additionally in all cases in the event the Commitments have expired or have been terminated), as the case may be from time to time. All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

     (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to SECTION 12.7) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to
(ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim.

     2.16 Increased Costs; Change in Circumstances; Illegality; etc.    (a)
If, at any time after the date hereof and from time to time, the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its Fixed Rate Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any Fixed Rate Loans (other than any change in the rate or basis of tax on the overall net income of such Lender or its applicable Lending Office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than any reserves to the extent included in the calculation of any Fixed Rate pursuant to the applicable Reserve Requirement) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Fixed Rate Loans or issuing or participating in Letters of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (including in respect of Letters of Credit), each applicable Borrower will, promptly upon demand therefor by such Lender, pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return actually incurred by such Lender.

     (b) If, at any time after the date hereof and from time to time, any Lender shall have reasonably determined that the introduction of or any change in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect, as a consequence of such Lender's Commitment, Loans or issuance of or participations in Letters of Credit hereunder, of reducing the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), each applicable Borrower will, promptly upon demand therefor by such Lender therefor, pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return actually incurred by such Lender.

     (c) If, on or prior to the first day of any Interest Period, (x) the Agent or the Required Lenders shall have determined that by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars or any Foreign Currency in the applicable amounts are not being quoted or offered to the Agent or the Lenders for such Interest Period, or that a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Foreign Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (y) the Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable Fixed Rate for such Interest Period, or (z) the Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" or "IBOR Rate" upon the basis of which the applicable Fixed Rate for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining the relevant Type of Fixed Rate Loans during such Interest Period, the Agent will forthwith so notify the Borrowers and the Lenders. Upon such notice, (i) all then outstanding Fixed Rate Loans of each affected currency and/or Interest Period type specified in such notice (each, a "Relevant Type") shall automatically, on the expiration date of the respective Interest Periods applicable thereto, be converted into Base Rate Loans or prepaid in full (provided that if any such Fixed Rate Loan is a Foreign Currency Loan, such Loan shall be prepaid in full on the expiration date of the applicable Interest Period), and (ii) the obligation of the Lenders to make, to convert Loans into, or to continue, Fixed Rate Loans of each Relevant Type shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), in each case until the Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Agent), and the Agent shall have so notified the Borrowers and the Lenders.

     (d) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain Fixed Rate Loans of any currency or Interest Period type, such Lender will forthwith so notify the Agent and the Borrowers. Upon such notice, (i) each of such Lender's then outstanding Fixed Rate Loans of each Relevant Type shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such Fixed Rate Loan may not lawfully be maintained as a Fixed Rate Loan of such Type until such expiration date, upon such notice), be converted into a Base Rate Loan (provided that if any such Fixed Rate Loan is a Foreign Currency Loan, such Loan shall be prepaid in full on the expiration date of the applicable Interest Period), and (ii) the obligation of such Lender to make, to convert Loans into, or to continue, Fixed Rate Loans of each Relevant Type shall be suspended (including pursuant to any Borrowing for which the Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Agent, and the Agent shall have so notified the Borrowers.

     (e) In the event, as a result of increases in the value of any Foreign Currency against the Dollar or for any other reason, the obligation of any Lender to make, maintain or continue Loans or issue or participate in Letters of Credit (taking into account the Dollar Amount of the Obligations and all other indebtedness required to be aggregated under 12 U.S.C.A. (S)84, as amended, the regulations promulgated thereunder and any other applicable Requirement of Law) is determined by such Lender to exceed its then applicable legal lending limit under 12 U.S.C.A. (S)84, as amended, the regulations promulgated thereunder, or any other applicable Requirement of Law, the amount of additional extensions of credit (including participations in Letters of Credit) such Lender shall be obligated to make or issue or participate in hereunder shall, immediately thereupon, be reduced to the maximum amount that such Lender may legally advance or maintain (as determined by such Lender), the obligation of each of the remaining Lenders hereunder shall be proportionately reduced, based on their respective Commitments, and, to the extent necessary under such applicable Requirements of Law (as determined by each Lender with respect to itself), the Borrowers shall reduce, or cause to be reduced, complying to the extent practicable with the remaining provisions hereof, the Obligations outstanding hereunder by an amount sufficient to comply with such maximum amounts.

     (f) Determinations by the Agent or any Lender for purposes of this Section of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. No failure by the Agent or any Lender at any time to demand payment of any amounts payable under this Section shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this Section shall require or be construed to require any Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

     2.17 Taxes. (a) Any and all payments by the Borrowers hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than net income and franchise taxes imposed on the Agent or any Lender by the United States or by the jurisdiction under the laws of which the Agent or such Lender, as the case may be, is organized or in which its principal office or (in the case of a Lender) its applicable Lending Office is located, or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower will make such deductions, (iii) such Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower will deliver to the Agent or such Lender, as the case may be, evidence of such payment.

     (b) The Borrowers will indemnify the Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Agent or such Lender, as the case may be, makes written demand therefor.

     (c) Each of the Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrowers or (ii) previously deducted by the Borrowers (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (a) above), the Agent or such Lender, as the case may be, shall reimburse the Borrowers to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrowers under this Section with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that the Borrowers, upon the request of the Agent or such Lender, agree to repay to the Agent or such Lender, as the case may be, the amount paid over to the Borrowers (together with any penalties, interest or other charges), in the event the Agent or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

     (d) If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any state thereof (a "Non-U.S. Lender") and claims exemption from United States withholding tax pursuant to the Internal Revenue Code, such Non-U.S. Lender will deliver to each of the Agent and OCA, on or prior to the Closing Date (or, in the case of a Non-U.S. Lender that becomes a party to this Agreement as a result of an assignment after the Closing Date, on the effective date of such assignment), (i) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a properly completed Internal Revenue Service Form 4224 or 1001, as applicable (or successor forms), certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms), and (ii) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a certificate in form and substance reasonably satisfactory to the Agent and OCA and to the effect that (x) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of Section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Internal Revenue Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Non-U.S. Lender further agrees to deliver to each of the Agent and OCA an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its applicable Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Non-U.S. Lender notifies the Agent and OCA that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Non-U.S. Lender will promptly notify the Agent and OCA of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

     (e) If any Lender is entitled to a reduction in (and not a complete exemption from) the applicable withholding tax, the Borrowers and the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any of the forms or other documentation required under subsection (d) above are not delivered to the Agent as therein required, then the Borrowers and the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     2.18 Compensation. Each Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability actually incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain Fixed Rate Loans or by reason of the liquidation or closing out of any foreign currency contract undertaken by such Lender to fund or maintain Fixed Rate Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a Borrowing or continuation of, or conversion into, a Fixed Rate Loan by or to such Borrower does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any Fixed Rate Loan by such Borrower occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to SECTION 9.2), (iii) if any prepayment of any Fixed Rate Loan by such Borrower is not made on any date specified in a notice of prepayment given by such Borrower, (iv) as a consequence of any other failure by such Borrower to make any payments with respect to any Fixed Rate Loan when due hereunder, or (v) as a consequence of any failure by such Borrower to pay a Foreign Currency Loan in the applicable Foreign Currency. Calculation of all amounts payable to a Lender under this Section shall be made as though such Lender had actually funded its relevant Fixed Rate Loan through the purchase in the applicable interbank market of a Eurodollar (or other applicable Foreign Currency) deposit bearing interest at the relevant Fixed Rate in an amount equal to the amount of such Fixed Rate Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its Fixed Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section. Determinations by any Lender for purposes of this Section of any such losses, expenses or liabilities shall, absent manifest error, be conclusive, provided that such determinations are made in good faith.

                                  ARTICLE III

                               LETTERS OF CREDIT

     3.1 Issuance. Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Lender will, at any time and from time to time on and after the Closing Date and prior to the earlier of (i) the seventh day prior to the Maturity Date and (ii) the Termination Date, and upon request by OCA in accordance with the provisions of SECTION 3.2, issue for the account of OCA one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by the Issuing Lender (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the "Letters of Credit"). The Stated Amount of each Letter of Credit shall not be less than such amount as may be acceptable to the Issuing Lender. Notwithstanding the foregoing:

     (a) No Letter of Credit shall be issued the Stated Amount upon issuance of which (i) when added to the aggregate Letter of Credit Exposure of the Lenders at such time, would exceed $10,000,000 or (ii) when added to the sum of (y) the aggregate Letter of Credit Exposure of all Lenders at such time and (z) the aggregate principal Dollar Amount of all Loans then outstanding, would exceed the aggregate Commitments at such time;

     (b) No Letter of Credit shall be issued that by its terms expires later than the seventh day prior to the Maturity Date or, in any event, more than one
(1) year after its date of issuance; provided, however, that a Letter of Credit may, if requested by OCA, provide by its terms, and on terms acceptable to the Issuing Lender, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the Maturity Date), unless and until the Issuing Lender shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

     (c) The Issuing Lender shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Lender as of the Closing Date and that the Issuing Lender in good faith deems material to it, or (ii) the Issuing Lender shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in SECTIONS 4.1 (if applicable) or 4.2 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of subsection (a) above.

     3.2 Notices. Whenever OCA desires the issuance of a Letter of Credit, OCA will give the Issuing Lender written notice with a copy to the Agent not later than 11:00 a.m., Charlotte time, three (3) Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) prior to the requested date of issuance thereof. Each such notice (each, a "Letter of Credit Notice") shall be irrevocable, shall be given in the form of EXHIBIT B-3 and shall specify (i) the requested date of issuance, which shall be a Business Day,
(ii) the requested Stated Amount and expiration date of the Letter of Credit, and (iii) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit. OCA will also complete any application procedures and documents required by the Issuing Lender in connection with the issuance of any Letter of Credit. Upon its issuance of any Letter of Credit, the Issuing Lender will promptly notify the Agent of such issuance, and the Agent will give prompt notice thereof to each Lender.

     3.3 Participations. Immediately upon the issuance of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, pro rata (based on the percentage of the aggregate Commitments represented by such Lender's Commitment), in such Letter of Credit, each drawing made thereunder and the obligations of OCA under this Agreement with respect thereto and any Collateral or other security therefor or guaranty pertaining thereto; provided, however, that the fee relating to Letters of Credit described in SECTION 2.9(D) shall be payable directly to the Issuing Lender as provided therein, and the Lenders shall have no right to receive any portion thereof. Upon any change in the Commitments of any of the Lenders pursuant to SECTION 12.7(A), with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section to reflect the new pro rata shares of the assigning Lender and the Assignee.

     3.4 Reimbursement. OCA hereby agrees to reimburse the Issuing Lender by making payment to the Agent, for the account of the Issuing Lender, in immediately available funds, for any payment properly made by the Issuing Lender under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a "Reimbursement Obligation") immediately after, and in any event within one (1) Business Day after its receipt of notice of, such payment (provided that any such Reimbursement Obligation shall be deemed timely satisfied (but nevertheless subject to the payment of interest thereon as provided hereinbelow) if satisfied pursuant to a Borrowing of Dollar Loans made on or prior to the next Business Day following the date of OCA's receipt of notice of such payment), together with interest on the amount so paid by the Issuing Lender, to the extent not reimbursed prior to 12:00 noon, Charlotte time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, at the Adjusted Base Rate applicable to Dollar Loans as in effect from time to time during such period, such interest also to be payable on demand. The Issuing Lender will provide the Agent and OCA with prompt notice of any payment or disbursement made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect OCA's obligations under this Section or any other provision of this Agreement. The Agent will promptly pay to the Issuing Lender any such amounts received by it under this Section.

     3.5 Payment by Loans. In the event that the Issuing Lender makes any payment under any Letter of Credit and OCA shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Lender pursuant to SECTION 3.4, and to the extent that any amounts then held in the Cash Collateral Account established pursuant to SECTION 3.8 shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Lender will promptly notify the Agent, and the Agent will promptly notify each Lender, of such failure. If the Agent gives such notice prior to 11:00 a.m., Charlotte time, on any Business Day, each Lender will make available to the Agent, for the account of the Issuing Lender, its pro rata share (based on the percentage of the aggregate Commitments represented by such Lender's Commitment) of the amount of such payment on such Business Day in immediately available funds. If the Agent gives such notice after 11:00 a.m., Charlotte time, on any Business Day, each such Lender shall make its pro rata share of such amount available to the Agent on the next succeeding Business Day. If and to the extent any Lender shall not have so made its pro rata share of the amount of such payment available to the Agent, such Lender agrees to pay to the Agent, for the account of the Issuing Lender, forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from such date until the date such amount is paid to the Agent. The failure of any Lender to make available to the Agent its pro rata share of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Agent its pro rata share of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent such other Lender's pro rata share of any such payment. Each such payment by a Lender under this Section of its pro rata share of an amount paid by the Issuing Lender shall constitute a Dollar Loan by such Lender (OCA being deemed to have given a timely Notice of Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the aggregate Unutilized Commitments immediately prior to giving effect to the application of the proceeds of such Dollar Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time.

     3.6 Payment to Lenders. Whenever the Issuing Lender receives a payment in respect of a Reimbursement Obligation as to which the Agent has received, for the account of the Issuing Lender, any payments from the Lenders pursuant to
SECTION 3.5, the Issuing Lender will promptly pay to the Agent, and the Agent will promptly pay to each Lender that has paid its pro rata share thereof, in immediately available funds, an amount equal to such Lender's ratable share (based on the proportionate amount funded by such Lender to the aggregate amount funded by all Lenders) of such Reimbursement Obligation.

     3.7 Obligations Absolute. The Reimbursement Obligations of OCA, and the obligations of the Lenders under SECTION 3.5 to make payments to the Agent, for the account of the Issuing Lender, with respect to Letters of Credit, shall be irrevocable, shall remain in effect until the Issuing Lender shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and, except to the extent resulting from any gross negligence or willful misconduct on the part of the Issuing Lender, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

     (a) Any lack of validity or enforceability of this Agreement, any of the other Credit Documents or any documents or instruments relating to any Letter of Credit;

     (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit, whether or not OCA has notice or knowledge thereof;

     (c) The existence of any claim, setoff, defense or other right that OCA may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Lender, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between OCA and the beneficiary named in any such Letter of Credit);

     (d) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided that such draft, certificate or other document appears on its face to comply with the terms of such Letter of Credit and, in honoring the credit, the Issuing Lender acts in good faith), any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

     (e) Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (provided that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof and, in honoring the credit, the Issuing Lender acts in good faith), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

     (f) The exchange, release, surrender or impairment of any Collateral or other security for the Obligations;

     (g)  The occurrence of any Default or Event of Default; or

     (h) Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, OCA or a guarantor (other than the gross negligence or willful misconduct of the Issuing Lender).

     Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon OCA and each Lender and shall not create or result in any liability of the Issuing Lender to OCA or any Lender. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Lender's gross negligence or willful misconduct, (i) the Issuing Lender's acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Lender.

     3.8 Cash Collateral Account. At any time and from time to time (i) after the occurrence and during the continuance of an Event of Default, the Agent, at the direction or with the consent of the Required Lenders, may require OCA to deliver to the Agent such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) in the event of a prepayment under SECTION 2.6(B), or to the extent any amount of a required prepayment under SECTION 2.6(D) or 2.6(E) remains after prepayment of all outstanding Loans and Reimbursement Obligations and termination of the Commitments, as contemplated by SECTION 2.6(F), the Agent will retain such amount as may then be required to be retained, such amounts in each case under clauses (i) and (ii) above to be held by the Agent in a cash collateral account (the "Cash Collateral Account"). OCA hereby grants to the Agent, for the benefit of the Issuing Lender and the Lenders, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Exposure, and for application to OCA's Reimbursement Obligations as and when the same shall arise. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of OCA (unless an Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the Issuing Lender, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the

Agent will deliver to the Issuing Lender an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Lender therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of the Issuing Lender for all of its obligations thereunder shall be held by the Agent, for the benefit of OCA, to be applied against the Obligations in such order and manner as the Agent may direct. If OCA is required to provide cash collateral pursuant to SECTION 2.6(B), such amount (to the extent not applied as aforesaid) shall be returned to OCA on demand, provided that after giving effect to such return (i) the sum of (y) the aggregate principal Dollar Amount of all Loans outstanding at such time and (z) the aggregate Letter of Credit Exposure of all Lenders at such time would not exceed the aggregate Commitments at such time and
(ii) no Default or Event of Default shall have occurred and be continuing at such time. If OCA is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to OCA within three (3) Business Days after all Events of Default have been cured or waived.

     3.9 Effectiveness. Notwithstanding any termination of the Commitments or repayment of the Loans, or both, the obligations of OCA under this Article shall remain in full force and effect until the Issuing Lender and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

                                  ARTICLE IV

                            CONDITIONS OF BORROWING

     4.1 Conditions of Initial Borrowing. The obligation of each Lender to make Loans in connection with the initial Borrowing hereunder, and the obligation of the Issuing Lender to issue Letters of Credit hereunder on the Closing Date, is subject to the satisfaction of the following conditions precedent:

     (a) The Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified) and, except for the Notes and any certificates or instruments required to be delivered under the OCA Pledge Agreement, in sufficient copies for each Lender:

          (i) A Dollar Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Commitment, and a Foreign Currency Note for each such Lender, in the amount of such Lender's ratable share of the Foreign Currency Sublimit, each duly completed in accordance with the relevant provisions of SECTION 2.4 and executed by OCA;

          (ii) the Subsidiary Guaranty, duly completed and executed by each Subsidiary of OCA (other than any corporation the capital stock of which is or has been acquired by OCA or any of its Subsidiaries from individuals who enter into a Service Agreement in the ordinary course of OCA's or its Subsidiaries' acquisition program, the assets of which are transferred to another Subsidiary of OCA that is a

     Subsidiary Guarantor, and which does not conduct any active trade or business (collectively, "Inactive Subsidiaries")), and an Intercompany Note, duly completed and executed by each such Subsidiary;

          (iii) the OCA Pledge Agreement, duly executed by OCA and each Subsidiary of OCA that owns Capital Stock of another Subsidiary other than an Inactive Subsidiary (provided that the Capital Stock of Inactive Subsidiaries shall not be required to be pledged), together with any certificates evidencing the Capital Stock being pledged thereunder as of the Closing Date and undated assignments separate from certificate for any such certificate, duly executed in blank, and any promissory notes being pledged thereunder, duly endorsed in blank; and

          (iv) the favorable opinion of Waller Lansden Dortch & Davis, PLLC, special counsel to OCA and its Subsidiaries, in substantially the form of
     EXHIBIT I, addressed to the Agent and the Lenders and addressing such other matters as the Agent or any Lender may reasonably request.

     (b) The Agent shall have received a certificate, signed by the president, the chief executive officer, the co-chief executive officer or the chief financial officer of OCA, in form and substance satisfactory to the Agent, certifying that (i) all representations and warranties of OCA contained in this Agreement and the other Credit Documents are true and correct as of the Closing Date, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, (iii) both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, no Material Adverse Change has occurred since December 31, 1997, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, and
(iv) all conditions to the initial extensions of credit hereunder set forth in this Section and in SECTION 4.2 have been satisfied or waived as required hereunder.

     (c) The Agent shall have received a certificate of the secretary or an assistant secretary of each of OCA and its Subsidiaries (other than Inactive Subsidiaries), in form and substance satisfactory to the Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation and all amendments thereto of OCA or such Subsidiary, as the case may be, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws of OCA or such Subsidiary, as the case may be, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of OCA or such Subsidiary, as the case may be, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of OCA or such Subsidiary, as the case may be, executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above.

     (d) The Agent shall have received (i) a certificate as of a recent date of the good standing of each of OCA and its Subsidiaries (other than Inactive Subsidiaries) under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction,
(ii) a certificate as of a recent date of the qualification of each of OCA and its Subsidiaries to conduct business as a foreign corporation in the jurisdiction in which it primarily conducts business as of the Closing Date, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, and (iii) to the extent generally provided, a tax clearance, tax good standing or similar certificate or letter as to each of OCA and its Subsidiaries, from the Department of Revenue (or comparable Governmental Authority) in each applicable jurisdiction under (i) and (ii) above.

     (e) All legal matters, documentation, and corporate or other proceedings incident to the transactions contemplated hereby shall be satisfactory in form and substance to the Agent in its reasonable discretion; all approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby shall have been obtained, without the imposition of conditions that are not acceptable to the Agent, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or that, in the opinion of the Agent, could reasonably be expected to have a Material Adverse Effect.

     (f) The Agent shall have received certified reports from an independent search service satisfactory to it listing any judgment or tax lien filing or Uniform Commercial Code financing statement that names OCA or any Subsidiary Guarantor as debtor in any of such jurisdictions as may be designated by the Agent, and the results thereof shall be satisfactory to the Agent.

     (g) The Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions necessary or, in the reasonable opinion of the Agent, desirable to perfect the Liens created by the OCA Pledge Agreement shall have been completed, or arrangements satisfactory to the Agent for the completion thereof shall have been made.

     (h) Since December 31, 1997, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

     (i)  OCA shall have paid (i) to the Agent, the fee described in paragraph
(2) of the Fee Letter, (ii) to the Agent, the initial payment of the annual administrative fee described on page 2 of the Fee Letter, and (iii) all other fees and expenses of the Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including the reasonable fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby.

     (j) The Agent shall have received a Financial Condition Certificate, together with the Projections as described in SECTION 5.11(B), all of which shall be in form and substance satisfactory to the Agent.

     (k) The Agent shall have received a Covenant Compliance Worksheet, duly completed and certified by the chief financial officer of OCA and in form and substance satisfactory to the Agent, demonstrating OCA's compliance with the financial covenants set forth in SECTIONS 7.1 through 7.3, determined on a pro forma basis as of June 30, 1998 after giving effect to the making of the initial Loans hereunder and the consummation of the transactions contemplated hereby.

     (l) The Agent shall have received evidence satisfactory to it that (i) concurrently with the making of the initial Loans hereunder, (x) all principal, interest and other amounts outstanding with respect to any Indebtedness of OCA or any Subsidiary (including under OCA's Revolving Credit Agreement with First Union dated as of May 1, 1998) not expressly permitted under SECTION 8.2 to remain outstanding on and after the Closing Date or otherwise to be terminated (the "Terminating Indebtedness") shall be repaid and satisfied in full, (y) all commitments to extend credit under the agreements and instruments relating thereto shall be terminated, and (z) any Liens securing any Terminating Indebtedness shall be released and any related filings terminated of record (or arrangements satisfactory to the Agent made therefor), and (ii) any letters of credit outstanding with respect to Terminating Indebtedness shall have been terminated or canceled (or, to the extent that First Union is the issuer thereof, such letters of credit shall be deemed issued and outstanding as Letters of Credit hereunder).

     (m) The Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer of OCA, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder.

     (n) The Agent and each Lender shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.

     4.2 Conditions of All Borrowings. The obligation of each Lender to make any Loans hereunder, including the initial Loans, and the obligation of the Issuing Lender to issue any Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance:

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

     (a)  The Agent shall have received a Notice of Borrowing in accordance with
SECTION 2.2(B), or (together with the Issuing Lender) a Letter of Credit Notice in accordance with SECTION 3.2, as applicable;

     (b) Each of the representations and warranties contained in ARTICLE V and in the other Credit Documents shall be true and correct on and as of such Borrowing Date (including the Closing Date, in the case of the initial Loans made hereunder) or date of issuance with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date); and

     (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date.

     Each giving of a Notice of Borrowing or a Letter of Credit Notice, and the consummation of each Borrowing or issuance of a Letter of Credit, shall be deemed to constitute a representation by the Borrowers that the statements contained in subsections (b) and (c) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date or date of issuance.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

     To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, each of the Borrowers represents and warrants to the Agent and the Lenders as follows:

     5.1  Corporate Organization and Power.  Each of OCA and its Subsidiaries
(i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

     5.2 Authorization; Enforceability. Each of OCA and its Subsidiaries has taken, or on the Closing Date will have taken, all necessary corporate action to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each of OCA and its

Subsidiaries that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing.

     5.3 No Violation. The execution, delivery and performance by each of OCA and its Subsidiaries of this Agreement and each of the other Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, (iii) result in a Limitation on any Licenses applicable to the business, operations or properties of OCA or any of its Subsidiaries or adversely affect the ability of OCA or any of its Subsidiaries to participate in any Third Party Payor Arrangement, or (iv) except for the Liens granted in favor of the Agent pursuant to the Pledge Agreements, result in or require the creation or imposition of any Lien upon any of its properties or assets. No Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to OCA or any other Subsidiary, to make loans or advances to OCA or any other Subsidiary, or to transfer any of its assets or properties to OCA or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

     5.4 Governmental and Third-Party Authorization; Permits. (a) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each of OCA and its Subsidiaries of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof.

     (b) Each of OCA and its Subsidiaries and, to the knowledge of OCA, each Managed Practice, has, and is in good standing with respect to, all governmental approvals, permits and other Licenses and (to the extent applicable) all Reimbursement Approvals necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no pending or, to the knowledge of OCA, threatened Limitation of any such approval, permit or other License or Reimbursement Approval of OCA or any Subsidiary or any Managed Practice, except for such Limitations as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. No Medicare or Medicaid certifications are required for the operation of the business of OCA or any of its Subsidiaries, and neither OCA nor any Subsidiary or Managed Practice is required to have entered into any Medicare or Medicaid provider agreement for the operation of its business.

     5.5 Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of OCA, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting OCA or any of its Subsidiaries or, to the knowledge of OCA, any Managed Practice, or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to this Agreement or any of the other Credit Documents.

     5.6 Taxes. Each of OCA and its Subsidiaries has timely filed all federal, state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of OCA and its Subsidiaries for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of OCA, other investigation by any Governmental Authority of the tax liability of OCA or any of its Subsidiaries, and there is no unresolved claim by any Governmental Authority concerning the tax liability of OCA or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP. Neither OCA nor any of its Subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

     5.7  Subsidiaries.  SCHEDULE 5.7 sets forth a list, as of the Closing
Date, of all of the Subsidiaries of OCA (other than Inactive Subsidiaries) and, as to each such Subsidiary, the percentage ownership (direct and indirect) of OCA in each class of its capital stock and each direct owner thereof. Except for the shares of capital stock expressly indicated on SCHEDULE 5.7, there are no shares of capital stock, warrants, rights, options or other equity securities, or other Capital Stock of any Subsidiary of OCA (other than Inactive Subsidiaries) outstanding or reserved for any purpose. All outstanding shares of capital stock of each Subsidiary of OCA (other than Inactive Subsidiaries) are duly and validly issued, fully paid and nonassessable. Except as set forth on SCHEDULE 5.7, as of the Closing Date, neither OCA nor any Subsidiary is engaged in any joint venture, partnership or similar arrangement with any other Person.

     5.8 Full Disclosure. All factual information heretofore or contemporaneously furnished to the Agent or any Lender in writing by or on behalf of OCA or any of its Subsidiaries for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all other such factual information hereafter furnished to the Agent or any Lender in writing by or on behalf of OCA or any of its Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

     5.9 Margin Regulations. Neither OCA nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations T, U or X or any provision of the Exchange Act.

     5.10 No Material Adverse Change.  There has been no Material Adverse
Change since December 31, 1997, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

     5.11 Financial Matters. (a) OCA has heretofore furnished to the Agent copies of (i) the audited consolidated balance sheets of OCA and its Subsidiaries as of December 31, 1997 and 1996, and the related statements of income, cash flows and stockholders' equity for the fiscal years then ended and for the fiscal year ended December 31, 1995, together with the opinion of Ernst & Young LLP thereon, and (ii) the unaudited consolidated balance sheet of OCA and its Subsidiaries as of June 30, 1998, and the related statements of income, cash flows and stockholders' equity for the six-month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly the financial condition of OCA and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of OCA and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to OCA or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

     (b) OCA has prepared, and has heretofore furnished to the Agent a copy of, annual projected balance sheets and statements of income and cash flows of OCA for the period ending March 31, 2003, giving effect to the consummation of the transactions contemplated by this Agreement, the initial extensions of credit hereunder, and the payment of transaction fees and expenses related to the foregoing (the "Projections"). In the opinion of management of OCA, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of OCA, are complete and represent a reasonable estimate of the future performance and financial condition of OCA, subject to the uncertainties and approximations inherent in any projections.

     (c) Each of OCA and its Subsidiaries, after giving effect to the consummation of the transactions contemplated hereby, (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured), and
(iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

     5.12 Ownership of Properties. Each of OCA and its Subsidiaries (i) has good and marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, (iii) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted and without any material conflict with the rights of others, and (iv) has good title to all of its other properties and assets reflected in the most recent financial statements referred to in SECTION 5.11(A) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii), (iii) and (iv) above free and clear of all Liens other than Permitted Liens.

     5.13 ERISA. (a) Each of OCA and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA, and each Plan is and has been administered in compliance in all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code. No ERISA Event (i) has occurred within the five-year period prior to the Closing Date, (ii) has occurred and is continuing, or (iii) to the knowledge of OCA, is reasonably expected to occur with respect to any Plan. No Plan has any Unfunded Pension Liability as of the most recent annual valuation date applicable thereto, and neither OCA nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     (b) Neither OCA nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan, and neither OCA nor any ERISA Affiliate would become subject to any liability under ERISA if OCA or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the most recent valuation date. No Multiemployer Plan is in "reorganization" or is "insolvent" within the meaning of such terms under ERISA.

     5.14 Environmental Matters. (a) No Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by OCA or any of its Subsidiaries or, to the knowledge of OCA, by any other Person (including any predecessor in interest) or otherwise, in, on or under any portion of any real property, leased or owned, of OCA or any of its Subsidiaries, except in material compliance with all applicable Environmental Laws, and no portion of any such real property or, to the knowledge of OCA, any other real property at any time leased, owned or operated by OCA or any of its Subsidiaries, has been contaminated by any Hazardous Substance; and to the knowledge of OCA, no portion of any real property, leased or owned, of OCA or any of its Subsidiaries has been or is presently the subject of an environmental audit, assessment or remedial action.

     (b) No portion of any real property, leased or owned, of OCA or any of its Subsidiaries has been used by OCA or any of its Subsidiaries or, to the knowledge of OCA, by any other Person, as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility; to the knowledge of OCA, no portion of such real property or any other real property at any time leased, owned or operated by OCA or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems; and to the knowledge of

OCA, there are not and have never been any underground storage tanks situated on any real property, leased or owned, of OCA or any of its Subsidiaries.

     (c) All activities and operations of OCA and its Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Each of OCA and its Subsidiaries has obtained all licenses and permits under Environmental Laws necessary to its respective operations; all such licenses and permits are being maintained in good standing; and each of OCA and its Subsidiaries is in compliance with all terms and conditions of such licenses and permits, except for such licenses and permits the failure to obtain, maintain or comply with which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither OCA nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of OCA, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

     5.15 Compliance With Laws. Each of OCA and its Subsidiaries and, to the knowledge of OCA, each Managed Practice, has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

     5.16 Regulated Industries.  Neither OCA nor any of its Subsidiaries is
(i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.17 Insurance. The assets, properties and business of OCA and its Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

     5.18 Material Contracts. SCHEDULE 5.18 lists, as of the Closing Date, each "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act) to which OCA or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject (collectively, "Material Contracts"), and also indicates the parties, subject matter and term thereof. As of the Closing Date, (i) each Material Contract is in full force and effect and is enforceable by OCA or the Subsidiary that is a party thereto in accordance with its terms, and (ii)

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

neither OCA nor any of its Subsidiaries (nor, to the knowledge of OCA, any other party thereto) is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

     5.19 Pledge Agreements. The provisions of each of the Pledge Agreements (whether executed and delivered prior to or on the Closing Date or thereafter) are and will be effective to create in favor of the Agent, for its benefit and the benefit of the Lenders, a valid and enforceable security interest in and Lien upon all right, title and interest of each of OCA and its Subsidiaries that is a party thereto in and to the Collateral purported to be pledged by it thereunder and described therein, and upon (i) the initial extension of credit hereunder, (ii) the possession by the Agent of any certificates evidencing the securities pledged thereby, and (iii) in the case of uncertificated securities, control thereof by the Agent within the meaning of Section 8-106 (or its successor provision) of the applicable Uniform Commercial Code, such security interest and Lien shall constitute a fully perfected and first priority security interest in and Lien upon such right, title and interest of OCA or such Subsidiary, as applicable, in and to such Collateral, to the extent that such security interest and Lien can be perfected by such actions and possession, subject only to Permitted Liens.

     5.20 Labor Relations. Neither OCA nor any of its Subsidiaries is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended. There is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of OCA, threatened, against OCA or any of its Subsidiaries,
(ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of OCA, threatened, against OCA or any of its Subsidiaries, and (iii) to the knowledge of OCA, no petition for certification or union election or union organizing activities taking place with respect to OCA or any of its Subsidiaries.

     5.21 Year 2000 Compatibility. (a) OCA and its Subsidiaries have (i) conducted a comprehensive review and assessment of all areas of their business on which the "year 2000 problem" (that is, the risk that computer applications may not be able to perform properly date-sensitive functions after December 31,
1999) could reasonably be expected to have a Material Adverse Effect, (ii) developed a detailed plan and timeline for addressing the year 2000 problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable in all material respects. Any reprogramming required to permit the proper functioning, before, on and after January 1, 2000, of OCA's and its Subsidiaries' computer-based systems, and the testing of all such systems, as so reprogrammed, will be completed by June 30, 1999. The cost to OCA and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of the year 2000 to OCA and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in an Event of Default or Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of OCA and its Subsidiaries are and, with ordinary course upgrading and maintenance will continue for the term of this Agreement to be, sufficient to permit OCA and its Subsidiaries to conduct their respective businesses without a Material Adverse

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

Effect; and OCA reasonably anticipates that all computer applications, the failure of which could reasonably be expected to have a Material Adverse Effect, will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (i.e., be "year 2000 compliant").

     (b) OCA and its Subsidiaries have made written inquiry of each of their key suppliers, vendors and customers with respect to the year 2000 problem and, based on that inquiry, believe that each of them will on a timely basis be year 2000 compliant in all material respects. For the purposes of this subsection
(b), "key suppliers, vendors and customers" refers to those suppliers, vendors and customers of OCA and its Subsidiaries the business failure of which would with reasonable probability result in a Material Adverse Effect.

     5.22 Service Agreements. No Service Agreement to which OCA or any of its Subsidiaries is a party, nor any of the transactions contemplated thereunder, violates any applicable Requirement of Law (i) relating to the eligibility of a Managed Practice to enter into or participate in any Third Party Payor Arrangement or otherwise applicable to such Managed Practice as a result of such participation, (ii) relating to any License or Reimbursement Approval of a Managed Practice required in connection with any Third Party Payor Arrangement in which it participates, or (iii) relating to the practice of medicine or the sharing of fees in connection therewith, except in each case under (i), (ii) and (iii) above for such violations as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

     5.23 Reimbursement. The accounts receivable of OCA and each Subsidiary have been properly adjusted in all material respects to reflect the reimbursement policies under all applicable Requirements of Law and other Third Party Payor Arrangements to which OCA, such Subsidiary or any Managed Practice is subject, and do not exceed in any material respect amounts OCA or such Subsidiary or Managed Practice is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to usual charges. All billings by OCA, each Subsidiary and each Managed Practice pursuant to Third Party Payor Arrangements have been made in compliance with all applicable Requirements of Law, except where the failure to comply would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; and there has been no intentional or material overbilling or overcollection pursuant to any Third Party Payor Arrangements, other than as created by routine adjustments and disallowances made in the ordinary course of business by the payors with respect to such billings.

     5.24 Fraud and Abuse. Neither OCA nor any Subsidiary (nor, to the knowledge of OCA, any Managed Practice or any physician shareholder or employee of any Managed Practice), has engaged in any activities that are prohibited under 42 U.S.C. (S)(S) 1320a-7b, or the regulations promulgated thereunder, or related Requirements of Law, or that are prohibited by rules of professional conduct, including, without limitation, the following: (i) knowingly and willfully making or causing to be made a false statement or misrepresentation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment; (iii) failure to disclose knowledge by a claimant of the occurrence of any event

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

affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; and (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (y) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or any other government or private third party payor, or (z) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or any other government or private third party payor.

                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS

     OCA covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     6.1  Financial Statements.  OCA will deliver to each Lender:

     (a) As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ended September 30, 1998, unaudited consolidated and consolidating balance sheets of OCA and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated and consolidating statements of income, cash flows and stockholders' equity for OCA and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated (or consolidating) figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

     (b) As soon as available and in any event within 100 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1998, (i) an audited consolidated balance sheet of OCA and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income, cash flows and stockholders' equity for OCA and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, all in reasonable detail and certified by the independent certified public accounting firm regularly retained by OCA or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated

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

financial condition and results of operations of OCA and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of OCA and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided, however, that such accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination, and (ii) an unaudited consolidating balance sheet of OCA and its Subsidiaries as of the end of such fiscal year and unaudited consolidating statements of income, cash flows and stockholders' equity for OCA and its Subsidiaries for the fiscal year then ended, all in reasonable detail.

     6.2  Other Business and Financial Information.  OCA will deliver to each
Lender:

     (a) Concurrently with each delivery of the financial statements described in SECTION 6.1, a Compliance Certificate with respect to the period covered by the financial statements then being delivered, executed by a Financial Officer of OCA, together with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in SECTIONS 7.1 through 7.3 as of the last day of the period covered by such financial statements;

     (b) As soon as available and in any event within thirty (30) days prior to the end of each fiscal year, beginning with the fiscal year ending December 31, 1998, a consolidated operating budget for OCA and its Subsidiaries for the succeeding fiscal year (prepared on a quarterly basis), consisting of a consolidated balance sheet and consolidated statements of income and cash flows, together with a certificate of a Financial Officer of OCA to the effect that such budgets have been prepared in good faith and are reasonable estimates of the financial position and results of operations of OCA and its Subsidiaries for the period covered thereby; and as soon as available from time to time thereafter, any modifications or revisions to or restatements of such budget;

     (c) Promptly upon receipt thereof, copies of any "management letter" submitted to OCA or any of its Subsidiaries by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from OCA or any such Subsidiary in respect thereof;

     (d) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that OCA shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that OCA or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, and (iii) all press releases and other statements made available generally by OCA or any of its Subsidiaries to the public concerning material developments in the business of OCA or any of its Subsidiaries;

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

     (e) Promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of OCA or any of its Subsidiaries obtaining knowledge thereof, written notice of any of the following:

          (i) the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of OCA or such Subsidiary specifying the nature of such Default or Event of Default, the period of existence thereof and the action that OCA has taken and proposes to take with respect thereto;

          (ii) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting OCA, any of its Subsidiaries or any Managed Practice, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to SECTION 5.5 or this subsection;

          (iii) the receipt by OCA or any of its Subsidiaries from any Governmental Authority or other Person of (y) any notice asserting any failure by OCA, any of its Subsidiaries or any Managed Practice to be in compliance with applicable Requirements of Law or that threatens the taking of any action against such Person or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect, or (z) any notice of any actual or threatened Limitation with respect to any License or Reimbursement Approval of OCA, any of its Subsidiaries or any Managed Practice, where such action would be reasonably likely to have a Material Adverse Effect;

          (iv) the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of OCA or such Subsidiary specifying the details of such ERISA Event and the action that OCA or such Subsidiary has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to OCA or such ERISA Affiliate with respect to such ERISA Event;

          (v) the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any Material Contract or other material contract or agreement to which OCA, any of its Subsidiaries or any Managed Practice is a party, the termination or cancellation of which would be reasonably likely to have a Material Adverse Effect;

          (vi) the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting OCA, any of its Subsidiaries or any of their respective real property, leased or owned; (y) the receipt by OCA or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws; or (z) the taking of any remedial action by OCA, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by OCA or any of its Subsidiaries; but in each case under clauses (x), (y) and (z) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect; and

          (vii) any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of OCA or such Subsidiary setting forth the nature and period of existence thereof and the action that OCA or such Subsidiary has taken and proposes to take with respect thereto; and

     (f) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of OCA or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA) as the Agent or any Lender may from time to time reasonably request.

     6.3 Corporate Existence; Franchises; Maintenance of Properties. OCA will, and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its corporate existence, except as expressly permitted otherwise by SECTION 8.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals, authorizations and other Licenses, and all Reimbursement Approvals, required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

     6.4 Compliance with Laws. OCA will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect.

     6.5 Payment of Obligations. OCA will, and will cause each of its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of OCA or any of its Subsidiaries; provided, however, that neither OCA nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which OCA or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP.

     6.6 Insurance. OCA will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in

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

such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

     6.7 Maintenance of Books and Records; Inspection. OCA will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to OCA, the independent public accountants of OCA and its Subsidiaries (and by this provision OCA authorizes such accountants to discuss the finances and affairs of OCA and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

     6.8 Managed Practices. OCA will use its best efforts to cause each Managed Practice to (i) comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, and (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, permits, certifications, approvals, authorizations and other Licenses (including with respect to physician employees), and all Reimbursement Approvals, required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except in each case under (i) and (ii) above to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect.

     6.9 Permitted Acquisitions. (a) Subject to the provisions of subsection (b) below and the requirements contained in the definition of Permitted Acquisition, and subject to the other terms and conditions of this Agreement, OCA may from time to time on or after the Closing Date effect Permitted Acquisitions, provided that, with respect to each Permitted
Acquisition:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Permitted Acquisition or would exist immediately after giving effect thereto; and

          (ii) the Acquisition Amount with respect thereto (y) shall be less than $5,000,000, and (z) together with the aggregate of the Acquisition Amounts for all other Permitted Acquisitions consummated during the same fiscal year, shall not exceed $45,000,000.

     (b) Within forty-five (45) days after the end of each fiscal quarter, OCA will deliver to the Agent and each Lender, with respect to each Permitted Acquisition during such fiscal quarter the Acquisition Amount in respect of which is less than $5,000,000, the items described in clauses (i) and (ii) of subsection (c) below.

     (c) Not less than ten (10) Business Days prior to the consummation of any proposed Acquisition with respect to which the Acquisition Amount equals or exceeds

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

$5,000,000, OCA shall have delivered to the Agent and each Lender a request that such Acquisition be approved as a Permitted Acquisition and, in support of such request (at a minimum, and without limitation of any other materials or information that may be requested by the Agent or any Lender), the following:

          (i) a reasonably detailed description of the material terms of such Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Person or business that is the subject of such Acquisition (each, a "Target");

          (ii) historical financial statements of the Target (or, if there are two or more Targets that are the subject of such Acquisition and that are part of the same consolidated group, consolidated historical financial statements for all such Targets) for the two (2) most recent fiscal years available and, if available, for any interim periods since the most recent fiscal year-end;

          (iii) consolidated projected income statements of OCA and its Subsidiaries (giving effect to such Acquisition and the consolidation with OCA of each relevant Target) for the five-year period following the consummation of such Acquisition (or, if shorter, the period until the Maturity Date), in reasonable detail, together with any appropriate statement of assumptions and pro forma adjustments; and

          (iv) a certificate, in form and substance reasonably satisfactory to the Agent, executed by a Financial Officer of OCA setting forth the Acquisition Amount and further to the effect that, to the best of such individual's knowledge, (x) the consummation of such Acquisition will not result in a violation of any provision of this Section, and after giving effect to such Acquisition and any Borrowings made in connection therewith, OCA will be in compliance with the financial covenants contained in SECTIONS 7.1 through 7.3, such compliance determined with regard to calculations made on a pro forma basis in accordance with GAAP as if each Target had been consolidated with OCA for those periods applicable to such covenants (such calculations to be attached to the certificate), (y) OCA believes in good faith that it will continue to comply with such financial covenants for a period of one year following the date of the consummation of such Acquisition, and (z) after giving effect to such Acquisition and any Borrowings in connection therewith, OCA believes in good faith that it will have sufficient funds available to meet its ongoing working capital requirements.

     (d) As soon as reasonably practicable after the consummation of any Permitted Acquisition, OCA will deliver to the Agent and each Lender a copy of the fully executed acquisition agreement (including schedules and exhibits thereto) and other material documents and closing papers delivered in connection therewith.

     (e) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by OCA that (except as shall have been approved in writing by the Required Lenders) all conditions thereto set forth in this Section and in the description furnished under clause (i) of subsection (c) above (if applicable) have been satisfied, that the same is permitted in accordance with the terms of this Agreement, and that the matters certified to by the Financial Officer of OCA in the certificate referred to in clause (iv) of subsection (c) above (if applicable) are, to the best of such individual's knowledge, true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder, including, without limitation, for purposes of SECTIONS 4.2 and 9.1.

     6.10 Creation or Acquisition of Subsidiaries. Subject to the provisions of SECTION 8.5, OCA may from time to time create or acquire new Wholly Owned Subsidiaries in connection with Permitted Acquisitions or otherwise as permitted under SECTION 8.5, and the Wholly Owned Subsidiaries of OCA may create or acquire new Wholly Owned Subsidiaries, provided that:

     (a) Concurrently with (and in any event within ten (10) Business Days thereafter) the creation or direct or indirect acquisition by OCA of any new Domestic Subsidiary (other than an Inactive Subsidiary), (i) OCA will cause such Domestic Subsidiary to execute and deliver to the Agent a joinder to the Subsidiary Guaranty, pursuant to which such new Domestic Subsidiary shall become a party thereto and shall guarantee the payment in full of the Obligations of OCA under this Agreement and the other Credit Documents, and (ii) OCA and/or any applicable Subsidiary will execute and deliver to the Agent a Pledge Agreement or an amendment or supplement to the OCA Pledge Agreement pursuant to which all of the Capital Stock of such new Domestic Subsidiary shall be pledged to the Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank;

     (b) Concurrently with (and in any event within ten (10) Business Days thereafter) the creation or direct or indirect acquisition by OCA of any new Foreign Subsidiary (other than an Inactive Subsidiary), OCA and/or any applicable Subsidiary will execute and deliver to the Agent a Pledge Agreement or an amendment or supplement to the OCA Pledge Agreement pursuant to which all of the Capital Stock of such new Foreign Subsidiary shall be pledged to the Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank (or such other documents, instruments and other evidence as the Agent shall require in order to perfect its security interest (or the equivalent thereof under applicable law of the relevant foreign jurisdiction) in such Capital Stock); provided that no more than 65% of the Capital Stock of any Foreign Subsidiary shall be required to be pledged to the Agent if the pledge of more than 65% thereof would, in the good faith judgment of OCA, result in adverse tax consequences to OCA or would be unlawful for such Foreign Subsidiary; and

     (c) As promptly as reasonably possible, OCA and its Subsidiaries will deliver any such other documents, certificates and opinions (including opinions of local counsel in the jurisdiction of organization of each such new Subsidiary, including any new Foreign Subsidiary), in form and substance reasonably satisfactory to the Agent, as the Agent may reasonably request in connection therewith and will take such other action as the Agent may reasonably request to create in favor of the Agent a perfected security interest in the Collateral being pledged pursuant to the documents described above. Nothing contained in this Section, however, shall be deemed to permit the creation or acquisition by OCA, directly or indirectly, of any Subsidiary not expressly permitted under SECTION 8.5.

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

     6.11 Year 2000 Compatibility. OCA will, and will cause each of its Subsidiaries to, (i) continue to implement the year 2000 plan referred to in
SECTION 5.21 in accordance with the timetable referred to therein in all material respects, and (ii) take all action necessary to ensure that its computer-based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Agent or the Required Lenders, OCA will provide reasonable assurance of its Year 2000 compatibility.

     6.12 Further Assurances. OCA will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Pledge Agreements and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Agent and the Lenders under this Agreement and the other Credit Documents.

     6.13 Post-Closing Matters. As promptly as reasonably possible after the Closing Date, OCA will, and will cause each of its applicable Subsidiaries to, take all action as may be reasonably requested by the Agent to pledge as security for the Obligations, pursuant to the Pledge Agreement, the capital stock of its Foreign Subsidiaries Orthodontic Centers of Japan, K.K. and Orthodontic Centers of America de Mexico, S.A. de C.V. and, to the extent permitted under the applicable joint venture documents, the interests of such Foreign Subsidiaries in the joint ventures described on SCHEDULE 5.7.

                                  ARTICLE VII

                              FINANCIAL COVENANTS

     OCA covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     7.1 Leverage Ratio. OCA will not permit the Leverage Ratio as of the last day of any fiscal quarter, beginning with the fiscal quarter ended September 30, 1998, to be greater than 3.0 to 1.0.

     7.2 Fixed Charge Coverage Ratio. OCA will not permit the Fixed Charge Coverage Ratio (i) as of the last day of each of the fiscal quarter ended September 30, 1998 and the fiscal quarter ending December 31, 1998, to be less than 1.4 to 1.0, and (ii) as of the last day of any fiscal quarter ending thereafter, to be less than 1.5 to 1.0.

     7.3 Consolidated Net Worth. OCA will not permit Consolidated Net Worth as of the last day of any fiscal quarter, beginning with the fiscal quarter ended September 30, 1998, to be less than the sum of (i) $201,342,000, plus (ii) 80% of the aggregate of Consolidated Net Income for each fiscal quarter ending after September 30, 1998 (provided that Consolidated Net Income for any such fiscal quarter shall be taken into account for

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

purposes of this calculation only if positive), plus (iii) 90% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of OCA and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, resulting from the issuance of equity securities (including pursuant to the exercise of options, rights or warrants or pursuant to the conversion of convertible securities) or other Capital Stock after September 30, 1998.

                                 ARTICLE VIII

                              NEGATIVE COVENANTS

     OCA covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     8.1 Merger; Consolidation. OCA will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

          (i)   OCA may merge or consolidate with another Person, provided that
     (x) OCA is the surviving entity, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of SECTIONS 6.9 and 6.10 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist;

          (ii) any Wholly Owned Subsidiary may merge or consolidate with OCA (provided that OCA is the surviving entity) or with any Subsidiary Guarantor (provided that a Subsidiary Guarantor is the surviving entity), and in each case provided further that immediately after giving effect thereto, no Default or Event of Default would exist;

          (iii) any Wholly Owned Subsidiary that is a Domestic Subsidiary may merge or consolidate with another Person not a Subsidiary immediately prior to giving effect thereto, provided that (x) the surviving entity shall be a Wholly Owned Subsidiary that is a Domestic Subsidiary and a Subsidiary Guarantor, (y) such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of SECTIONS 6.9 and 6.10 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist; and

          (iv) any Inactive Subsidiary may dissolve and thereafter liquidate and wind up its affairs so long as (y) no Default or Event of Default would result therefrom and (z) its assets, if any, are distributed only to OCA or a Subsidiary Guarantor.

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

     8.2 Indebtedness. OCA will not, and will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

          (i) Indebtedness incurred under this Agreement, the Notes and the Subsidiary Guaranty;

          (ii)  Indebtedness existing on the Closing Date and described in
     SCHEDULE 8.2, and any extensions, renewals, replacements, modifications and refundings thereof, provided that the principal amount thereof is not increased from the amount shown on such Schedule;

          (iii) accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

          (iv) loans and advances by any Borrower or Subsidiary Guarantor to any other Borrower or Subsidiary Guarantor, provided that (y) any such loan or advance is subordinated in right and time of payment to the Obligations and is evidenced by an Intercompany Note, or other promissory note in form and substance satisfactory to the Agent, pledged to the Agent pursuant to a Pledge Agreement, and (z) no such loan or advance shall be made to any Borrower or Subsidiary that is the subject of a proceeding of the type described in SECTION 9.1(F) or 9.1(G);

          (v) unsecured Indebtedness of OCA that is expressly subordinated and made junior in right and time of payment to the Obligations and that is evidenced by one or more written indentures, agreements or instruments having terms, conditions and provisions (including, without limitation, terms and provisions relating to principal amount, maturity, covenants, defaults, interest, and subordination) satisfactory in form and substance to the Required Lenders in their sole discretion and which shall provide, at a minimum and without limitation, that such Indebtedness (a) shall mature by its terms no earlier than the second anniversary of the Maturity Date, (b) shall not require any scheduled payment of principal prior to the first anniversary of the Maturity Date, and (c) shall have covenants and undertakings that, taken as a whole, are materially less restrictive than those contained herein (the Indebtedness described hereinabove, "Subordinated Indebtedness"); provided that, as further conditions to the issuance of any Subordinated Indebtedness, (1) immediately after giving effect to the issuance of such Subordinated Indebtedness, no Default or Event of Default shall exist, (2) all indentures, agreements and instruments evidencing or governing such Subordinated Indebtedness shall have been approved in writing by the Required Lenders (or the Agent on their behalf), and (3) prior to or concurrently with the issuance of such Subordinated Indebtedness, OCA shall have delivered to each Lender a certificate, signed by a Financial Officer of OCA, satisfactory in form and substance to the Required Lenders and to the effect that, after giving effect to the incurrence of such Subordinated Indebtedness, OCA is in compliance with the financial covenants set forth in Sections 7.1 through 7.3, such compliance being determined with regard to calculations made on a pro forma basis in accordance

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

     with GAAP as of the last day of the fiscal quarter then most recently ended and as if such Subordinated Indebtedness had been incurred on the first day of the period applicable to such covenants (such calculations to be attached to such certificate); and provided further that the Net Cash Proceeds from the issuance of such Subordinated Indebtedness shall be applied to prepay the Loans in accordance with, and to the extent required under, the provisions of SECTION 2.6(D);

          (vi) Indebtedness consisting of guarantees by OCA or any of its Subsidiaries of loans made to affiliated orthodontists and orthodontic practices for the purpose of financing costs associated with the development of new orthodontic centers, provided that the aggregate amount so guaranteed shall not exceed $10,000,000 outstanding at any time;

          (vii) unsecured Indebtedness issued after the Closing Date by OCA or any of its Subsidiaries to sellers in connection with Permitted Acquisitions, in an aggregate principal amount not exceeding $35,000,000 outstanding at any time, provided that such Indebtedness is subordinated in right and time of payment to the Obligations on terms and conditions acceptable to the Agent and is otherwise on terms and conditions acceptable to, and in a form approved in writing by, the Agent;

          (viii) Indebtedness consisting of guarantees made in the ordinary course of business by OCA or any of its Subsidiaries of leases or other obligations of OCA or any of its Subsidiaries, which obligations are otherwise permitted under this Agreement (including guarantees of other Indebtedness permitted under this Section, but excluding, for purposes of this clause (viii), Indebtedness permitted under clause (ix) of this Section), provided that any guarantee of Subordinated Indebtedness shall be subordinated to the guarantees of the Obligations to at least the same extent and in the same manner as such Subordinated Indebtedness is subordinated to the Obligations; and

          (ix) purchase money Indebtedness of OCA and its Subsidiaries incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets acquired in the ordinary course of business, including Indebtedness in respect of capital lease obligations, and any renewals, refinancings or replacements thereof (subject to the limitations on the principal amount thereof set forth in this clause (ix)), and other Indebtedness of OCA and its Subsidiaries that is unsecured, including Contingent Obligations (other than Indebtedness specified in clauses (i) through (viii) above), which purchase money indebtedness and other unsecured indebtedness shall not exceed $3,500,000 in aggregate principal amount outstanding at any time.

     8.3 Liens. OCA will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

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

          (i)    Liens created under the Pledge Agreements;

          (ii)   Liens in existence on the Closing Date and set forth on
     SCHEDULE 8.3;

          (iii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

          (iv) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under SECTION 9.1(J)) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

          (v) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

          (vi) Liens securing purchase money Indebtedness permitted under clause (ix) of SECTION 8.2, provided that any such Lien (a) shall attach to such property concurrently with or within ten (10) days after the acquisition thereof by OCA or such Subsidiary, (b) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to OCA or such Subsidiary and (c) shall not encumber any other property of OCA or any of its Subsidiaries;

          (vii) any attachment or judgment Lien not constituting an Event of Default under SECTION 9.1(H) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

          (viii) Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases;

          (ix) with respect to any real property occupied by OCA or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes; and

          (x) other Liens securing obligations in an aggregate amount not exceeding $1,000,000 at any time outstanding.

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

     8.4 Disposition of Assets. OCA will not, and will not permit or cause any of its Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any Capital Stock of any Subsidiary), or enter into any arrangement with any Person providing for the lease by OCA or any Subsidiary as lessee of any asset that has been sold or transferred by OCA or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

          (i)   sales of inventory in the ordinary course of business;

          (ii)  the sale or exchange of used or obsolete equipment to the extent
     (y) the proceeds of such sale (1) are applied towards, or such equipment is exchanged for, replacement equipment or (2) do not exceed $25,000 in the aggregate for any fiscal quarter or (z) such equipment is no longer necessary for the operations of OCA or its applicable Subsidiary in the ordinary course of business;

          (iii) the sale, lease or other disposition of assets by any Subsidiary to OCA or to a Subsidiary Guarantor if, immediately after giving effect thereto, no Default or Event of Default would exist; and

          (iv) the sale or disposition of assets outside the ordinary course of business for fair value and for cash, provided that (w) the Net Cash Proceeds from such sales or dispositions do not exceed $5,000,000 in the aggregate for OCA and its Subsidiaries during any fiscal year, (x) to the extent not theretofore expended to acquire assets or properties or otherwise reinvested in the businesses of OCA and its Subsidiaries, such Net Cash Proceeds are delivered to the Agent within 90 days after receipt thereof for application in prepayment of the Loans in accordance with the provisions of SECTION 2.6(E), (y) in no event shall OCA or any of its Subsidiaries sell or otherwise dispose of any of the Capital Stock of any Subsidiary, and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

     8.5 Investments. OCA will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than:

          (i)   Investments in Cash Equivalents;

          (ii) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment in the ordinary course of business,

          (iii) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of

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

     business, extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business;

          (iv) without duplication, Investments consisting of intercompany Indebtedness permitted under clause (iv) of SECTION 8.2;

          (v) Investments in (y) Domestic Subsidiaries existing as of the date hereof and (z) Foreign Subsidiaries and joint ventures existing as of the date hereof described in SCHEDULE 5.7, provided that this clause (z) shall not permit any Investments after the date hereof in such Foreign Subsidiaries or joint ventures;

          (vi) Investments consisting of the making of capital contributions or the purchase of Capital Stock (a) by OCA or any Subsidiary in any other Wholly Owned Subsidiary that is (or immediately after giving effect to such Investment will be) a Domestic Subsidiary and a Subsidiary Guarantor, provided that OCA complies with the provisions of SECTION 6.10, and (b) by any Subsidiary in OCA;

          (vii) Permitted Acquisitions; provided that the Acquisition Amounts with respect to Permitted Acquisitions of businesses having assets or operations located outside of the United States of America shall not exceed, in the aggregate, $1,000,000 for any individual foreign Acquisition or $10,000,000 for all such foreign Acquisitions from and after the Closing Date;

          (viii) Investments consisting of temporary or overnight investments and other investment products sold to OCA or any of its Subsidiaries by any Lender or any Affiliate thereof in order to facilitate OCA's cash management; and

          (ix) other Investments (including, without limitation, Investments in Foreign Subsidiaries not otherwise included under the proviso in clause
     (vii) above) in an aggregate amount not exceeding $1,000,000 at any time outstanding.

     8.6 Restricted Payments. (a) OCA will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing, except that:

          (i) OCA may declare and make dividend payments or other distributions payable solely in its common stock; and

          (ii) each Wholly Owned Subsidiary of OCA may declare and make dividend payments or other distributions to OCA or to another Wholly Owned Subsidiary that is a Subsidiary Guarantor, or (if such declaring Subsidiary is a Foreign Subsidiary) to another Foreign Subsidiary, in each case to the extent not prohibited under applicable Requirements of Law; and

          (iii) OCA may purchase, redeem, retire or otherwise acquire for value shares of its Capital Stock in an aggregate amount not exceeding $5,000,000 during

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

     any fiscal year, provided that, immediately after giving effect thereto, no Default or Event of Default would exist.

     (b) OCA will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on any Subordinated Indebtedness, or directly or indirectly make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any Subordinated Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes.

     8.7 Transactions with Affiliates. OCA will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of OCA or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of OCA or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit:

          (i) transactions described on SCHEDULE 8.7 or otherwise expressly permitted under this Agreement; and

          (ii) the payment by OCA of reasonable and customary fees to members of its board of directors.

     8.8 Lines of Business. OCA will not, and will not permit or cause any of its Subsidiaries to, engage in any business other than the provision of practice management and consulting services to dental and orthodontic practices and businesses and activities reasonably related thereto.

     8.9 Certain Amendments. OCA will not, and will not permit or cause any of its Subsidiaries to, (i) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any agreement or instrument evidencing or governing any Subordinated Indebtedness, the effect of which would be to (a) increase the principal amount due thereunder, (b) shorten or accelerate the time of payment of any amount due thereunder, (c) increase the applicable interest rate or amount of any fees or costs due thereunder, (d) amend any of the subordination provisions thereunder (including any of the definitions relating thereto), (e) make any covenant therein more restrictive or add any new covenant, or (f) otherwise materially and adversely affect the Lenders, or breach or otherwise violate any of the subordination provisions applicable thereto, including, without limitation, restrictions against payment of principal and interest thereon, or (ii) amend, modify or change any provision of its articles or certificate of incorporation or bylaws, or the terms of any class or series of its Capital Stock, other than in a manner that could not reasonably be expected to adversely affect the Lenders.

     8.10 Limitation on Certain Restrictions. OCA will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of OCA and its Subsidiaries to perform and comply with their respective obligations under the Credit

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

Documents or (ii) the ability of any Subsidiary of any Borrower to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to such Borrower or any other Subsidiary, to make loans or advances to such Borrower or any other Subsidiary, or to transfer any of its assets or properties to such Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

     8.11 No Other Negative Pledges. OCA will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in (i) this Agreement and the Pledge Agreements, (ii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), and (iii) operating leases of real or personal property entered into by OCA or any of its Subsidiaries as lessee in the ordinary course of business.

     8.12 Fiscal Year. OCA will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31.

     8.13 Accounting Changes. OCA will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required or permitted by GAAP.

                                  ARTICLE IX

                               EVENTS OF DEFAULT

     9.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

     (a) Any Borrower shall fail to pay (i) any principal of any Loan when due, or (ii) any interest on any Loan, any Reimbursement Obligation, any fee or any other Obligation when due, and in the case of clause (ii) only, such failure shall continue unremedied for a period of two (2) Business Days; or any Subsidiary Guarantor shall fail to pay when due any of its obligations under the Subsidiary Guaranty;

     (b) Any Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in any of SECTIONS 2.14, 6.2(E)(I), 6.3(I), 6.10 or in ARTICLE VII or ARTICLE VIII;

     (c) Any Borrower or any of its Subsidiaries shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in subsections
(a) and (b) above, and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of (i) five (5) days, in the case of the covenants set forth in SECTIONS 6.1, 6.2 (other than 6.2(E)(I)) and 6.9, and (ii) thirty (30) days, in all other instances, in each case under (i) and (ii) after the earlier of (i) the

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

date on which a Responsible Officer of the Borrower or such Subsidiary acquires knowledge thereof and (ii) the date on which written notice thereof is delivered by the Agent or any Lender to the Borrower;

     (d) Any representation or warranty made or deemed made by or on behalf of any Borrower or any of its Subsidiaries in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

     (e) OCA or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal Dollar Amount of at least $250,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

     (f) OCA or any of its Subsidiaries (with assets having a value of $250,000 or more) shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection
(g) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

     (g) Any involuntary petition or case shall be filed or commenced against OCA or any of its Subsidiaries (with assets having a value of $250,000 or more) seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

     (h) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing and that carry a deductible not exceeding $10,000 in

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

the aggregate) in excess of $1,000,000 shall be entered or filed against OCA or any of its Subsidiaries or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of thirty (30) days or in any event later than five days prior to the date of any proposed sale thereunder;

     (i) Any Pledge Agreement to which OCA or any of its Subsidiaries is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Agent a valid and perfected security interest in and Lien upon the Collateral purported to be covered thereby, subject to no Liens other than Permitted Liens, in each case unless any such cessation (i) occurs in accordance with the terms thereof, (ii) is due to any act or failure to act on the part of the Agent or any Lender, or (iii) affects a material portion of the Collateral purported to be covered thereby; or OCA or any such Subsidiary shall assert any of the foregoing; or OCA or any Person acting on its behalf shall deny or disaffirm its obligations under the guaranty contained in
ARTICLE XI; or any Subsidiary of OCA or any Person acting on behalf of any such Subsidiary shall deny or disaffirm such Subsidiary's obligations under the Subsidiary Guaranty;

     (j) Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events and other events or conditions then existing, OCA and its ERISA Affiliates have incurred or would be reasonably likely to incur liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $1,000,000;

     (k) There shall occur a Limitation with respect to any one or more Licenses or Reimbursement Approvals of OCA, any of its Subsidiaries or any Managed Practice, or any other action shall be taken by any Governmental Authority or other Person in response to any alleged failure by OCA, such Subsidiary or such Managed Practice to be in compliance with applicable Requirements of Law, and such Limitation or other action, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; or there shall occur any introduction of or change in any Requirement of Law (or in the interpretation or administration thereof by any Governmental Authority) governing or affecting OCA, any of its Subsidiaries or any Managed Practice, and such introduction or change, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

     (l) Any one or more agreements or contracts to which OCA or any of its Subsidiaries is a party shall be terminated or shall, for any other reason, fail to be in full force and effect and enforceable in accordance with its terms, and such event or condition, together with all other such events or conditions, if any, has or would be reasonably likely to have a Material Adverse Effect;

     (m) There shall occur (i) any uninsured damage to, or loss, theft or destruction of, any Collateral or other properties of OCA and its Subsidiaries having an aggregate fair market value in excess of $1,000,000 or (ii) any labor dispute, act of God or other casualty that has or would be reasonably likely to have a Material Adverse Effect;

     (n) There shall occur any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change; or

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

     (o) Any of the following shall occur: (i) any Person or group of Persons acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of OCA representing 30% or more of the combined voting power of the then outstanding securities of OCA ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or
(ii) the Board of Directors of OCA shall cease to consist of a majority of the individuals (y) who constituted the Board of Directors as of the date hereof or
(z) who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of OCA as of the date hereof (or their replacements approved as herein required).

     9.2  Remedies: Termination of Commitments, Acceleration, etc.    Upon and
at any time after the occurrence and during the continuance of any Event of Default, the Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

     (a) Declare the Commitments and the Issuing Lender's obligation to issue Letters of Credit, to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default pursuant to SECTION 9.1(F) or SECTION 9.1(G), the Commitments and the Issuing Lender's obligation to issue Letters of Credit shall automatically be terminated);

     (b) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrowers (provided that, upon the occurrence of an Event of Default pursuant to Section 9.1(f) or Section 9.1(g), all of the outstanding principal amount of the Loans and all other amounts described in this subsection
(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrowers);

     (c) Direct OCA to deposit (and OCA hereby agrees, forthwith upon receipt of notice of such direction from the Agent, to deposit) with the Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in SECTION 3.8; and

     (d) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

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

     9.3 Remedies: Set-Off. In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender may, and each is hereby authorized by each Borrower, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by each Borrower, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender to or for the credit or the account of such Borrower against any or all of the Obligations to such Lender now or hereafter existing, whether or not such Obligations may be contingent or unmatured, each Borrower hereby granting to each Lender a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations. Each Lender agrees promptly to notify the applicable Borrower and the Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

                                   ARTICLE X

                                   THE AGENT

     10.1 Appointment. Each Lender hereby irrevocably appoints and authorizes First Union to act as Agent hereunder and under the other Credit Documents and to take such actions as agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

     10.2 Nature of Duties. The Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Credit Documents. The Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

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

     10.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of any Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of any Borrower or any of its Subsidiaries.

     10.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Agent in accordance with the provisions of this Agreement. The Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of the Agent, violate any applicable law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

     10.5 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent or any such Person hereinafter taken, including any review of the affairs of OCA and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that (i) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other

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

condition and creditworthiness of OCA and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrowers hereunder, and (ii) it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of OCA and its Subsidiaries. Except as expressly provided in this Agreement and the other Credit Documents, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of any Borrower, its Subsidiaries or any other Person that may at any time come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     10.6 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent shall have received written notice from a Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Agent shall have no obligation to notify the Lenders with respect thereto. The Agent shall (subject to SECTIONS 10.4 and 12.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders.

     10.7 Indemnification. To the extent the Agent is not reimbursed by or on behalf of the Borrowers, and without limiting the obligation of the Borrowers to do so, the Lenders agree (i) to indemnify the Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, and (ii) to reimburse the Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether

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

through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Credit Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

     10.8 The Agent in its Individual Capacity.  With respect to its
Commitment, the Loans made by it, the Letters of Credit issued or participated in by it and the Note or Notes issued to it, the Agent in its individual capacity and not as Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     10.9 Successor Agent.  The Agent may resign at any time by giving ten
(10) days' prior written notice to OCA and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of OCA (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Agent (provided that OCA's consent shall not be required in the event an Event of Default shall have occurred and be continuing). If no successor to the Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such ten-day period, then the retiring Agent may, on behalf of the Lenders and after consulting with the Lenders and OCA, appoint a successor Agent from among the Lenders. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. If no successor to the Agent has accepted appointment as Agent by the thirtieth (30th) day following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided for hereinabove.

    10.10 Collateral Matters. (a) The Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral

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

and the Pledge Agreements that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Pledge Agreements.

     (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments, termination or expiration of all outstanding Letters of Credit and payment in full of all of the Obligations,
(ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Credit Document or to which the Required Lenders have consented or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Credit Document. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release Collateral pursuant to this subsection (b).

     10.11 Issuing Lender.  The provisions of this Article (other than
SECTION 10.9) shall apply to the Issuing Lender mutatis mutandis to the same extent as such provisions apply to the Agent.

     10.12 Co-Agents. Notwithstanding any other provision of this Agreement or any of the other Credit Documents, any Lenders designated on the cover page of this Agreement or elsewhere herein as "Syndication Agent," "Documentation Agent," "Managing Agent" or "Co-Agent" or any similar designation are named as such for recognition purposes only, and in their capacities as such shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

                                  ARTICLE XI

                                   GUARANTY

     11.1 Guaranty. (a) OCA hereby unconditionally and irrevocably guarantees to the Agent, for the ratable benefit of the Agent and the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

     (b) OCA further agrees to pay any and all expenses (including, without limitation, all reasonable fees and expenses of counsel) that may be paid or actually incurred by the Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, OCA (but not against the Agent or any other Lender) under this Section. This Section shall remain in full force and effect until the Obligations are paid in full, all Letters of Credit have expired or terminated and the Commitments have been terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations.

     (c) No payment or payments made by any Borrower or any other Person or received or collected by the Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time

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

or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of OCA hereunder, and OCA shall, notwithstanding any such payment or payments, remain liable hereunder for the Obligations until the Obligations are paid in full, all Letters of Credit have expired or terminated and the Commitments have been terminated.

     (d) OCA agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Lender on account of its liability under this Section, it will notify the Agent and such Lender in writing that such payment is made under this Section for such purpose.

     11.2 Right of Set-Off. The Agent and each Lender is hereby irrevocably authorized at any time and from time to time without notice to OCA, any such notice being expressly waived by OCA, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent or such Lender to or for the credit or the account of OCA, or any part thereof in such amounts as the Agent or such Lender may elect, against or on account of the obligations and liabilities of OCA to the Agent or such Lender hereunder which are then due and payable and claims of every nature and description of the Agent or such Lender against OCA, in any currency, whether arising hereunder, under any other Credit Document or otherwise in connection therewith, as the Agent or such Lender may elect, whether or not the Agent or such Lender has made any demand for payment. The Agent and each Lender shall notify OCA promptly of any such set-off and the application made by the Agent or such Lender, as the case may be, of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Agent or such Lender may have.

     11.3 No Subrogation. Notwithstanding any payment or payments made by OCA hereunder, or any set-off or application of funds of OCA by the Agent or any Lender, OCA shall not be entitled to be subrogated to any of the rights of the Agent or any Lender against the Borrowers or against any Collateral or other security or guarantee or right of offset held by the Agent or any Lender for the payment of the Obligations, nor shall OCA seek or be entitled to seek any contribution or reimbursement from any of the Borrowers in respect of payments made by OCA hereunder, until all amounts owing to the Agent and the Lenders by the Borrowers on account of the Obligations are paid in full, all Letters of Credit have expired or terminated and the Commitments have been terminated. If any amount shall be paid to OCA on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by OCA in trust for the Agent and the Lenders, segregated from other funds of OCA, and shall, forthwith upon receipt by OCA, be turned over to the Agent in the exact form received by OCA (duly endorsed by OCA to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Agent may determine. The provisions of this Section shall survive the termination of this Agreement and the payment in full of the Obligations, the termination or expiration of all Letters of Credit and the termination of the Commitments.

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

     11.4 Amendments, etc. with respect to the Obligations; Waiver of Rights. OCA shall remain obligated hereunder notwithstanding that, without any reservation of rights against OCA, and without notice to or further assent by OCA, any demand for payment of any of the Obligations made by the Agent or any Lender may be rescinded by the Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any Collateral or other security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, and any Credit Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof as the Agent (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any Collateral or other security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. None of the Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against OCA, the Agent or any Lender may, but shall be under no obligation to, make a similar demand on any Borrower or any other guarantor, and any failure by the Agent or any Lender to make any such demand or to collect any payments from any Borrower or any such other guarantor or any release of any Borrower or such other guarantor shall not relieve OCA of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Lender against OCA. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     11.5 Guaranty Absolute and Unconditional. OCA waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings between OCA and the other Borrowers, on the one hand, and the Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. OCA waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon OCA and the other Borrowers with respect to the Obligations, and without limitation of the foregoing, specifically waives the benefits of Sections 26-7 through 26-9, inclusive, of the General Statutes of North Carolina, as amended from time to time. This ARTICLE XI shall be construed as a continuing, absolute and unconditional guaranty of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any other Credit Document, any of the Obligations or any other Collateral or other security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by any of the Borrowers against the Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of OCA or any other Borrower) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Obligations, or of OCA under this ARTICLE XI, in bankruptcy or in any other instance.

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

When pursuing its rights and remedies hereunder against OCA, the Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrowers or any other Person or against any Collateral or other security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrowers or any such other Person or to realize upon any such Collateral or other security or guarantee or to exercise any such right of offset, or any release of any of the Borrowers or any such other Person or of any such Collateral or other security, guarantee or right of offset, shall not relieve OCA of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Lender against OCA. This ARTICLE XI shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon OCA and its successors and assigns, and shall inure to the benefit of the Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of OCA under this Agreement shall have been satisfied by payment in full, all Letters of Credit shall have expired or terminated, and the Commitments shall have been terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Obligations.

     11.6 Reinstatement. This ARTICLE XI shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

     11.7 Payments. OCA hereby agrees that all payments required to be made by it hereunder will be made to the Agent without set-off or counterclaim in accordance with the terms of the Obligations, including, without limitation, in the currency in which payment is due.

                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1 Fees and Expenses. The Borrowers agree (i) whether or not the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent and each Lender (including, without limitation, the reasonable fees and expenses of counsel to the Agent or any Lender) in connection with (y) the Agent's and each Lender's due diligence investigation in connection with, and the preparation, negotiation, execution, delivery and syndication of, this Agreement and the other Credit Documents, and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, and (z) the creation, perfection and maintenance of the perfection of the Agent's Liens upon the Collateral, including, without limitation, Lien search, filing and recording fees, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent and each Lender (including, without limitation, reasonable attorneys' fees and expenses) in connection with (y) any

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

refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold the Agent and each Lender harmless from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents.

     12.2 Indemnification. The Borrowers agree, whether or not the transactions contemplated by this Agreement shall be consummated, to indemnify and hold the Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any of the other Credit Documents, any of the transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans or Letters of Credit (including, without limitation, in connection with the actual or alleged generation, presence, discharge or release of any Hazardous Substances on, into or from, or the transportation of Hazardous Substances to or from, any real property at any time owned or leased by any Borrower or any of its Subsidiaries, any other Environmental Claims or any violation of or liability under any Environmental Law), or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrowers, as and when incurred and upon demand.

     12.3  Governing Law; Consent to Jurisdiction.  THIS AGREEMENT AND THE
OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF

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

COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE "UNIFORM CUSTOMS"), AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF FLORIDA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). EACH BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN ST. JOHNS COUNTY, FLORIDA OR MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE MIDDLE DISTRICT OF THE STATE OF FLORIDA OR THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE AGENT OR ANY LENDER OR SUCH BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT OR ANY LENDER OR SUCH BORROWER, AND FURTHER AGREES NOT TO BRING ANY SUCH ACTION OR PROCEEDING IN, OR ATTEMPT TO REMOVE ANY SUCH ACTION OR PROCEEDING TO, ANY STATE OR FEDERAL COURT LOCATED WITHIN THE SOUTHERN DISTRICT OF THE STATE OF FLORIDA. EACH BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. EACH BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO OCA AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE
(3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

     12.4 Waiver of Jury Trial. EACH BORROWER AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, THE AGENT AND EACH LENDER, HEREBY IRREVOCABLY WAIVES, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE AGENT OR ANY LENDER OR SUCH BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT OR ANY LENDER OR SUCH BORROWER.

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

     12.5 Notices. (a) All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

           (a) if to OCA or any other Borrower, to Orthodontic Centers of America, Inc., 3850 North Causeway Boulevard, Suite 900, Metairie, Louisiana 70002, Attention: Bartholomew F. Palmisano, Jr., Telecopy No.
     (504) 833-8832, with a copy (which shall not constitute notice) to Waller Lansden Dortch & Davis, A Professional Limited Liability Corporation, 511 Union Street, Suite 2100, Nashville, Tennessee 37219, Attention: J. Chase Cole, Telecopy No. (615) 244-6804;

           (b) if to the Agent, to First Union National Bank, One First Union Center, DC-4, 301 South College Street, Charlotte, North Carolina 28288-0680, Attention: Syndication Agency Services, Telecopy No. (704) 383-0288; and

           (c) if to any Lender, to it at the address set forth on its signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address set forth in its Assignment and Acceptance);

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; provided that notices and communications to the Agent shall not be effective until received by the Agent.

     (b) Each Borrower (other than OCA) hereby irrevocably designates and appoints OCA as its designee, appointee and agent to receive on its behalf all service of process in any action or proceeding and any other notice or communication hereunder, consents that all service of process upon it may be made by registered or certified mail directed to OCA at its address set forth hereinabove (and service so made shall be deemed to be completed upon the earlier of actual receipt thereof or three (3) Business Days after deposit in the United States mails, proper postage prepaid and properly addressed), and agrees that service so made shall be effective and binding upon such Borrower in every respect and that any other notice or communication given to OCA at the address and in the manner specified herein shall be effective notice to such Borrower. Further, each Borrower does hereby irrevocably make, constitute and appoint OCA as its true and lawful attorney-in-fact, with full authority in its place and stead and in its name, OCA's name or otherwise, and with full power of substitution in the premises, from time to time in OCA's discretion to agree on behalf of, and sign the name of, such Borrower to any Notice of Borrowing or Notice of Conversion/Continuation, or any amendment, modification or supplement to, restatement of, or waiver or consent in connection with, this Agreement, any other Credit Document or any document or instrument pursuant hereto or thereto, and to take any other action and do all other things on behalf of such Borrower that OCA may deem necessary or advisable to carry out and accomplish the purposes of this Agreement and the

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

other Credit Documents. OCA will not be liable for any act or omission nor for any error of judgment or mistake of fact unless the same shall occur as a result of its gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable by any Borrower for so long as such Borrower shall be a party hereto. By its signature hereto, OCA consents to its appointment as provided for herein and agrees promptly to distribute all process, notices and other communications to each other Borrower.

     12.6 Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by any Borrower from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Required Lenders (or by the Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

     (a) unless agreed to by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations (other than fees payable to the Agent for its own account), or (ii) extend the Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan (other than additional interest payable under SECTION 2.8(B) at the election of the Required Lenders, as provided therein), any fees (other than fees payable to the Agent for its own account) or any other Obligations or extend the expiration date of any Letter of Credit beyond the seventh day prior to the Maturity Date;

     (b) unless agreed to by all of the Lenders, (i) increase or extend any Commitment of any Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase), (ii) change the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Agent to take, any action hereunder (including as set forth in the definition of "Required Lenders"), (iii) except as may be otherwise specifically provided in this Agreement or in any other Credit Document, release all or substantially all of the Collateral, release OCA from its obligations under its guaranty contained in ARTICLE XI, or release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, or (iv) change any provision of SECTION 2.15 or this Section; and

     (c) unless agreed to by the Issuing Lender or the Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Issuing Lender or the Agent, as applicable, hereunder or under any of the other Credit Documents;

and provided further that the Fee Letter and any Hedge Agreement to which any Lender is a party may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

     12.7 Assignments, Participations. (a) Each Lender may assign to one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations

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

under this Agreement (including, without limitation, all or a portion of its Commitment, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided, however, that (i) any such assignment shall not be made without the prior written consent of the Agent and OCA (to be evidenced by its counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld (provided that OCA's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing), (ii) each such assignment shall be of a uniform, and not varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender, no such assignment shall be in an aggregate principal amount (determined as of the date of the Assignment and Acceptance with respect to such assignment) less than $5,000,000, determined by combining the amount of the assigning Lender's outstanding Loans, Letter of Credit Exposure and Unutilized Commitment being assigned pursuant to such assignment (or, if less, the entire Commitment of the assigning Lender), and (iv) the parties to each such assignment will execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,000 to the Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Agent and the other parties hereto as if set forth at length herein.

     (b) The Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and each Lender at any reasonable time and from time to time upon reasonable prior notice.

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

     (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and, if required, counterexecuted by OCA, together with the Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to OCA and the Lenders. Within five (5) Business Days after its receipt of such notice, each applicable Borrower, at its own expense, will execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of the Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the provisions of SECTION
2.4 as necessary to reflect, after giving effect to the assignment, the Commitments of the Assignee and (to the extent of any retained interests) the assigning Lender, dated the date of the replaced Note or Notes and otherwise in substantially the form of EXHIBIT A-1 or EXHIBIT A-2, as applicable. The Agent will return canceled Notes to the Borrowers.

     (d) Each Lender may, without the consent of any Borrower, the Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement, (iii) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document (except as to actions that would (x) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations, (y) extend the Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (z) increase or extend any Commitment of any Lender), and (iv) no Participant shall have any rights under this Agreement or any of the other Credit Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of SECTIONS 2.16(A), 2.16(B), 2.17, 2.18 and 9.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made, provided that no Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

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

     (e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

     (f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to OCA and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under SECTION 12.13.

     12.8 No Waiver. The rights and remedies of the Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrowers and the Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Borrower in any case shall entitle such Borrower or any other Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     12.9 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) no Borrower may sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement without the prior written consent of all of the Lenders and (ii) any Assignees and Participants shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of SECTION 12.7.

     12.10 Survival. All representations, warranties and agreements made by or on behalf of any Borrower or any of its Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the making and repayment of the Loans and the issuance and repayment of the Letters of Credit. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of SECTIONS 2.16(A), 2.16(B), 2.17, 2.18, 10.7, 12.1 and 12.2, shall survive the payment in full of all Loans and Letters of Credit, the termination of the Commitments and all Letters of Credit, and any termination of this Agreement or any of the other Credit Documents.

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

     12.11 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     12.12 Construction. The headings of the various articles, sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

     12.13 Confidentiality. Each Lender agrees to keep confidential, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of OCA or any of its Subsidiaries in connection with this Agreement or any other Credit Document; provided, however, that any Lender may disclose such information (i) to its directors, employees and agents and to its auditors, counsel and other professional advisors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto or to which it is a party, (iv) to the Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of SECTION 12.7(F).

     12.14 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Agent and OCA of written or telephonic notification of such execution and authorization of delivery thereof.

     12.15 Disclosure of Information. OCA agrees and consents to the Agent's disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications.

     12.16 Judgment Currency. The obligations of the Borrowers and each Guarantor hereunder and under the other Credit Documents to make payment of principal of and interest on the Loans, and any other amounts payable hereunder and thereunder, in the Applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery shall result in the effective receipt by the Agent or any applicable Lender of the full amount of the Obligation Currency expressed to be payable under this Agreement or any other Credit

Document, as applicable. If, for the purpose of obtaining or enforcing judgment against any Borrower or any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange (as quoted by the Agent or if the Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Agent) or the Dollar Equivalent thereof, as the case may be, determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date"). If there shall occur any change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each applicable Borrower agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency that could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date. In determining the Dollar Equivalent or any other rate of exchange for purposes of this Section, such amounts shall include any premium or other costs payable in connection with the purchase of the Obligation Currency.

     12.17 European Monetary Union.  (a)  Each of the parties to this
Agreement hereby confirms and agrees that the occurrence or nonoccurrence of an event associated with economic and monetary union in the European Community will not (x) have the effect of altering any term of, or discharging or excusing performance under, this Agreement, any other Credit Document, or any covenant or obligation contained herein or therein, (y) give any party the right unilaterally to alter or terminate this Agreement, any other Credit Document, or any covenant or obligation contained herein or therein, or (z) in and of itself, give rise to any Default or Event of Default. As used in this Section, "an event associated with economic and monetary union in the European Community" shall include, without limitation, each (and any combination of one or more) of the following:

           (i) the introduction of, changeover to, or operation of a single European currency (whether the Euro or otherwise);

           (ii) the fixing of conversion rates between a member state's currency and the new currency or between the currencies of member states;

           (iii) the substitution of that new currency for the ECU as the unit of account of the European Community;

           (iv) the introduction of that new currency as lawful currency in a member state;

           (v) the withdrawal from legal tender of any currency that, before the introduction of the new currency, was lawful currency in one of the member states; or

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

           (vi) the disappearance or replacement of a relevant rate option or other price source for the ECU or the national currency of any member state, or the failure of the agreed sponsor (or any successor sponsor) to publish or display a relevant rate, index, price, page or screen.

     (b) For all purposes of this Agreement and the other Credit Documents, the Euro shall be a commercially reasonable substitute for, and substantial equivalent of, any Foreign Currency (including the ECU) that has been substituted or replaced by the Euro, and the Euro may be (i) used in determining the value of such Foreign Currency or (ii) tendered, in each case at the conversion rate specified in, and otherwise calculated in accordance with, regulations adopted from time to time by the council of the European Union. Any payment hereunder or under any other Credit Document required or permitted by the terms hereof or thereof to be made in a particular Foreign Currency may be made in such Foreign Currency (so long as such Foreign Currency remains legal tender) or in Euro, but not in any other currency, whether or not such other currency (y) has been substituted or replaced by the Euro or (z) is a currency that is considered a denomination of the Euro and has a fixed conversion rate with respect to the Euro.

     (c) Upon the occurrence of an event associated with economic and monetary union in the European Community, each Borrower agrees that this Agreement (including, without limitation, the definition of "IBOR Rate") shall be amended to the extent reasonably determined by the Agent (acting in consultation with the Borrowers) to be necessary to reflect such event and to put the Agent and the Lenders in the same position, as nearly as practicable, that they would have been in if such event had not occurred. Additionally, the Borrowers will, upon demand therefor by any Lender from time to time, pay to such Lender the amount of any costs incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Lender or its applicable Lending Office, or any Person controlling such Lender, as a result of the occurrence of an event associated with economic and monetary union in the European Community.

     12.18 Addition of Borrowers. Any Foreign Subsidiary of OCA may join this Agreement as a Borrower hereunder upon (i) execution and delivery by OCA, such Foreign Subsidiary and the Agent of a Joinder Agreement providing for such Foreign Subsidiary to become a Borrower hereunder, (ii) execution and delivery by such Foreign Subsidiary to the Agent of a Foreign Currency Note, appropriately completed as set forth in SECTION 2.4, (iii) execution and delivery by OCA and any applicable Subsidiaries to the Agent of a Pledge Agreement or an amendment or supplement to the OCA Pledge Agreement, together with the certificates evidencing the Capital Stock of such Foreign Subsidiary being pledged thereby and undated stock powers duly executed in blank, all as required by, and as described more completely in, SECTION 6.10, and (iii) to the extent not previously delivered pursuant to SECTION 6.10, delivery to the Agent of documents and certificates with respect to such Foreign Subsidiary of the type described in SECTIONS 4.1(C) and 4.1(D) and such other documents, certificates and opinions (including opinions of local counsel in the jurisdiction of organization of such Foreign Subsidiary) as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Agent. Any such Foreign Subsidiary may be removed and released as a Borrower upon (a) written notice from OCA to the Agent to such effect and (b) repayment in full of all outstanding Loans of such

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

Borrower, together with all accrued and unpaid interest thereon and all other fees, expenses and other Obligations owing by such Borrower in connection therewith.

     12.19 Entire Agreement. THIS AGREEMENT AND THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING, WITHOUT LIMITATION, THE COMMITMENT LETTER FROM FIRST UNION TO OCA DATED JULY 16, 1998, BUT SPECIFICALLY EXCLUDING THE FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.



                           [Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.



                                 ORTHODONTIC CENTERS OF
                                 AMERICA, INC.


                                 By: /s/  Geoffrey L. Faux
                                    -------------------------------
                                 Title: President







                            (signatures continued)

                                 FIRST UNION NATIONAL BANK, as
                                 Agent and as a Lender


                                 By: /s/  Joseph H. Towell
                                    -------------------------------
                                 Title: Senior Vice President


                                 Instructions for wire transfers to the Agent:

                                 First Union National Bank
                                 ABA Routing No. 053000219
                                 Charlotte, North Carolina
                                 Account Name: Orthodontic Centers of
                                 America, Inc.
                                 Attention: Syndication Agency Services

                                 Address for notices as a Lender:

                                 First Union National Bank
                                 One First Union Center, 5th Floor
                                 301 South College Street
                                 Charlotte, North Carolina 28288-0735
                                 Attention: Jim Tanzillo
                                 Telephone: (704) 383-6631
                                 Telecopy: (704) 383-9144

                                 Lending Office:

                                 First Union National Bank
                                 One First Union Center, 5th Floor
                                 301 South College Street
                                 Charlotte, North Carolina 28288-0735
                                 Attention: Jim Tanzillo
                                 Telephone: (704) 383-6631
                                 Telecopy: (704) 383-9144




                            (signatures continued)

                                 BANK OF AMERICA FSB, as
                                 Documentation Agent and as a Lender



                                 By:   /s/  Howard Kim
                                    --------------------------------------
                                 Title:  Vice President


                                 Address for notices:

                                 1230 Peachtree Street, Suite 3600
                                 Atlanta, Georgia 30309
                                 Attention: Howard Kim
                                 Telephone: (404) 815-5926
                                 Telecopy: (404) 815-5919

                                 Lending Office:

                                 1230 Peachtree Street, Suite 3600
                                 Atlanta, Georgia 30309
                                 Attention: Howard Kim
                                 Telephone: (404) 815-5926
                                 Telecopy: (404) 815-5919




                            (signatures continued)

                                 CITIBANK, N.A., as Syndication Agent and as a Lender



                                 By:   /s/  R. Bruce Hall
                                    --------------------------------------
                                 Title:  Attorney-In-Fact


                                 Address for notices:

                                 399 Park Avenue, 5th Floor, Zone 8
                                 New York, New York 10043
                                 Attention: Larry Farley
                                 Telephone: (212) 559-5208
                                 Telecopy: (212) 583-7185

                                 Lending Office:

                                 399 Park Avenue, 5th Floor, Zone 8
                                 New York, New York 10043
                                 Attention: Larry Farley
                                 Telephone: (212) 559-5208
                                 Telecopy: (212) 583-7185




                            (signatures continued)

                                 BANK ONE, TEXAS, N.A.



                                 By:   /s/  James B. Lukowicz
                                    --------------------------------------
                                 Title:  Vice President


                                 Address for notices:

                                 1717 Main Street
                                 3rd Floor, Healthcare
                                 Dallas, Texas 75201
                                 Attention: James B. Lukowicz
                                 Telephone: (214) 290-3347
                                 Telecopy: (214) 290-2492

                                 Lending Office:

                                 1717 Main Street
                                 3rd Floor, Healthcare
                                 Dallas, Texas 75201
                                 Attention: James B. Lukowicz
                                 Telephone: (214) 290-3347
                                 Telecopy: (214) 290-2492